UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Palomar Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to Stockholders	Palomar Holdings, Inc. 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037

Dear Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomar Holdings, Inc. (“Palomar”), which will be held at the Palomar offices, located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037 on May 25, 2023, at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time.

At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect as Class I directors the two nominees named in this proxy statement to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

•	To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record as of April 3, 2023, may vote at the Annual Meeting or any postponement or adjournment of the meeting.

We are pleased to announce that we are taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timely manner, reduce the environmental impact of printing and distributing our proxy materials and lower our costs.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or, if you requested a printed copy of the proxy materials, via mail. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you requested a printed copy of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation of your interest in Palomar.

Sincerely,

Mac Armstrong

Chairman of the Board and Chief Executive Officer

La Jolla, California

April 13, 2023

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Board Responsiveness to Shareholders

Since our IPO in 2019, our Board has prioritized maintaining a constructive relationship with our shareholders. Following our 2022 advisory say-on-pay vote, our Compensation Committee Chair led a comprehensive shareholder outreach campaign to solicit feedback on executive compensation, corporate governance, and environmental, social and corporate governance (“ESG”) matters. This feedback provided vital input on the design of and modifications made to our compensation programs, ESG matters, and governance practices for 2023.

In 2022, we reached out to fifteen (15) shareholders owning approximately 68% of our total shares outstanding. Eleven (11) shareholders owning approximately 40% of our total shares outstanding accepted our invitation to engage with our Board and executive management team and provided constructive feedback. Our Lead Independent Director and Compensation Committee Chair, Richard Taketa, led each of these shareholder meetings.

In response to shareholder feedback, we have committed to not issuing supplemental equity grants outside of our core compensation program without first engaging with shareholders.

Offered Engagement with owners of approximately 68% of our total shares outstanding	Held Individualized meetings with owners of approximately 40% of our total shares outstanding	Our Compensation Committee Chair and Lead Independent Director attended 100% of these shareholder meetings

The feedback we received from shareholders during our 2022/2023 outreach campaign along with the actions we took in response to this feedback are summarized below:

Feedback Category	Topic	What Shareholders Expressed	What We Did
Executive Compensation	Supplemental Long-Term Incentive (“LTI”) Grants	Shareholders understood the rationale behind our supplemental executive LTI grants, but they expressed a preference for LTI awards to be limited to the annual compensation construct	We committed to no longer issue supplemental stock grants to executives without prior engagement with shareholders, and we clarified that our vehicle for granting equity is our annual LTI program
	LTI Mix	Shareholders indicated a preference for performance-based equity to comprise at least 50% of our LTI mix	We increased the weighting of performance stock units (“PSUs”) in our LTI mix from 20% in 2022 to 50% in 2023
	PSU Measurement Period	Shareholders expressed a preference for a multi-year measurement period for our PSU performance metrics	We increased the measurement period for PSUs tied to adjusted ROE (70% of total target units granted) from 1 year to 3 years
	Incentive Compensation Disclosure	Shareholders encouraged us to provide enhanced disclosures around our short-term incentive (“STI”) and long-term incentive (“LTI”) payout calculations	We included enhanced disclosures of our 2022 bonus and 2022 PSU payouts in this year’s proxy, and we have committed to include enhanced disclosures in all future proxy filings
	CEO Pay Relative to Other Named Executive Officer (“NEO”) Pay	Shareholders expressed concern about the level of CEO pay relative to our other NEOs	We explained that 2021 was an anomaly due to supplemental stock grants (which we have since discontinued unless we engage with shareholders first), and we illustrated that our 2022 and future CEO pay relative to our other NEO pay is within market norms
	CEO Salary Increase	Shareholders inquired about our CEOs 2021 salary increase	We explained that the rationale behind our CEO’s 2021 salary increase was to align base pay with the median of our peer group, and we advised that no salary increase was made to CEO base pay for 2022 or 2023

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Board Responsiveness to Shareholders

ESG	Use of ESG as a Performance Metric	Shareholders commended our robust ESG disclosures, and they inquired about the potential incorporation of ESG as an incentive compensation metric	We committed to maintaining robust and industry-leading ESG disclosures, including the publication of our 2022 Sustainability & Citizenship Report, and we incorporated ESG into the individual management by objectives (“MBOs”) for three of our NEOs, including our CEO
Corporate Governance	Stock Ownership Requirements	Shareholders commented that they prefer to see a 5x salary multiple for our CEO and that the stock ownership requirements apply to all executive officers	We increased the CEO stock ownership requirement to 5x salary, and we further expanded the scope of our stock ownership policy to apply to our entire executive management team
	Board Structure and Shareholder Voting Rights	Shareholders expressed a preference for a declassified Board and elimination of supermajority voting requirements	We received shareholder approval for a 5-year sunset of our classified Board structure and supermajority voting requirements
	Compensation Clawback	Shareholders inquired about our clawback policy in light of pending new SEC requirements	We are in the process of updating our clawback policy to fully comply with the pending new SEC regulations

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Notice of Annual Meeting of Stockholders

Time and Date	May 25, 2023, at 9:00 a.m. Pacific Time
Place	Our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.
Items of Business

•  To elect as Class I directors the two nominees named in this proxy statement to serve until the 2026 Annual Meeting of stockholders or until their successors are duly elected and qualified.

•  To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

•  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

•  To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date	April 3, 2023 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Annual Report	You may access our Annual Report on Form 10-K for the year ended December 31, 2022, and our proxy solicitation materials by visiting www.investorvote.com/PLMR.
Proxy Voting	YOUR VOTE IS IMPORTANT. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or, if you requested a printed copy of the proxy materials, by signing, dating, and returning the enclosed proxy card, will save the expenses and extra work of additional solicitation.

By order of the Board of Directors, Mac Armstrong Chairman of the Board and Chief Executive Officer La Jolla, California April 13, 2023

This notice of our Annual Meeting of Stockholders and the accompanying proxy statement and form of proxy are being distributed and made available on or about April 13, 2023.

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Proxy Summary

This summary highlights certain information contained elsewhere in our proxy statement. You should read the entire proxy statement carefully before voting. Please see the Glossary at the end of this proxy statement for a list of certain defined terms used throughout this proxy statement.

Stockholders will be asked to vote on the following matters at the 2023 Annual Meeting:

Proposal		Board Recommendation	Page
1.	Election Of Directors	FOR each Director Nominee	35
2.	Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay-Vote”)	FOR	36
3.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	37

Director Nominees

Name	Age	Director Since	Independent	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee	Environmental, Social and Corporate Governance Committee	Enterprise Risk Management Committee
Daryl Bradley	67	2020			●		●	●
Robert E. Dowdell	77	2019		●	●			●
Mac Armstrong	48	2014					●
Martha Notaras	62	2020				●	●	●
Catriona M. Fallon	52	2019		●	●
Daina Middleton	57	2021			●	●	●
Richard H. Taketa	51	2019		●		●

● Chair     ● Member

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Palomar 2023 Proxy Statement	PLMR.com 7

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Proxy Statement

For 2023 Annual Meeting of Stockholders

To Be Held at 9:00 a.m. Pacific Time on May 25, 2023

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (or the “Board”) of Palomar Holdings, Inc. (the “Company” or “Palomar”) for use at its 2023 Annual Meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments, or continuations thereof. The Annual Meeting will be held on May 25, 2023, at 9:00 a.m. Pacific Time, at our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037.

Questions and Answers about the Annual Meeting

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by voting by telephone or over the Internet, or, if you requested a printed copy of the proxy materials, by submitting the enclosed proxy card. We have designated our Chairman and Chief Executive Officer, Mac Armstrong, to serve as proxy for the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 13, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2022 via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.

Why am I receiving these materials?

The Board of Palomar is making available these proxy materials to you in connection with the Board’s solicitation of proxies for use at Palomar’s Annual Meeting, which will take place on May 25, 2023. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Palomar’s 2022 Annual Report on Form 10-K, which includes our audited consolidated financial statements, is also furnished with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

•	the election of two Class I directors to hold office until the 2026 Annual Meeting of stockholders or until their successors are duly elected and qualified;
•	a proposal to approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote”);
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
•	any other business that may properly come before the Annual Meeting.

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Proxy Statement

At the time this proxy statement was filed with the SEC, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class I directors to serve for three-year terms;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 3, 2023, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 24,934,176 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individual listed on the form of proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I contact Palomar’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 by telephoning (800) 736-3001 or (781) 575-3100, or via its Investor Center at www.computershare.com/investor.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

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Proxy Statement

Please note that no cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Will the Annual Meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•	You may vote via the Internet or by telephone. If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on the Notice.
•	If you requested a printed copy of the proxy materials, you may vote by mail. Please complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the person named in the proxy card will vote the shares represented by your proxy card as recommended by our Board.
•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting.

Please note that the Internet and telephone voting facilities will close at 11:59 PM Pacific Time on May 24, 2023.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;
•	if you requested a printed copy of the proxy materials, by signing and returning a new proxy card with a later date;
•	delivering a written revocation to our Secretary at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037; or
•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time, at our corporate headquarters at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, by contacting our corporate secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The person named in the proxy has been designated as proxy holder by our Board. The shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the Annual

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Proxy Statement

Meeting is postponed or adjourned, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class I directors to serve for three-year terms (Proposal No. 1);
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote“) (Proposal No. 2);
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 3); and
•	in the discretion of the named proxy holder regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 2 (Say-on-Pay-Vote) are non-routine matters, while Proposal No. 3 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1 or 2, which would result in “broker non-votes,” but may, in its discretion, vote your shares with respect to Proposal No. 3. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the issued and outstanding shares of capital stock and entitled to vote generally in the election of directors, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 24,934,176 shares of common stock outstanding, which means that 12,467,089 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present but will not be treated as votes cast at the Annual Meeting. As a result, abstentions will not be treated as votes cast and will have no effect in cases where approval of the proposal requires the affirmative majority of votes cast (e.g., Proposal No. 2). Because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

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Proxy Statement

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast by stockholders entitled to vote at the meeting	No
Advisory Vote on Executive Compensation (“Say-on-Pay”)	Majority of the votes cast by stockholders entitled to vote at the meeting	No
Ratification of appointment of Ernst & Young LLP	Majority of the votes cast by stockholders entitled to vote at the meeting	Yes

Proposal No. 1: Election of two nominees for Class I directors named in this proxy statement to hold office until our 2026 Annual Meeting of stockholders or until their successors are duly elected and qualified.

The election of the directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominees’ favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement.

The proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as set forth in this proxy statement requires the vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will not be considered votes cast on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal No. 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

The ratification of the appointment of Ernst & Young LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Who will count the votes?

A representative of our mailing agent, Computershare Trust Company, N.A., will tabulate the votes and Chris Uchida, our Chief Financial Officer, will act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by

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Proxy Statement

our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Palomar or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the Notice. How may I obtain an additional copy of the Notice?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Notice, and if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice, you may contact us as follows:

Palomar Holdings, Inc.
Attention: Corporate Secretary
7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037
(619) 567-5290

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K with the SEC to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 Annual Meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 16, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholder proposals should be addressed to:	Palomar Holdings, Inc.
Attention: Secretary
7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the Annual Meeting by or at the direction of our Board, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual

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Proxy Statement

Meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2024 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 26, 2024; and
•	not later than February 25, 2024.

In the event that we hold our 2024 Annual Meeting of stockholders more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such Annual Meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such Annual Meeting; or
•	the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an Annual Meeting does not appear to present his, her or its proposal at such Annual Meeting, we are not required to present the proposal for a vote at such Annual Meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board.”

In addition, our bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our Board, which is currently comprised of seven members, six of which are “independent” under Nasdaq listing standards.

The Board is nominating two nominees for election as Class I directors. Our Board is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Last year, we amended our Certificate of Incorporation to provide that our directors will be elected for one-year terms, beginning with our 2027 Annual Meeting. Our Board of Directors has nominated Daryl Bradley and Robert E. Dowdell for election at the Annual Meeting, each to serve as Class I directors until the 2026 Annual Meeting of stockholders or until their successors are duly elected and qualified.

Our commitment to diversity extends to our Board of Directors, where more than 70% of our directors are either women or members of an underrepresented ethnic minority group.

The following charts set forth the ages, ethnic diversity, gender diversity, skills, and independence status of our Board as of April 3, 2023.

Board Composition

We have thoughtfully constructed our Board to advance our strategy.

	Mac	Richard	Daryl	Robert	Catriona	Daina	Martha
Skills	Armstrong	Taketa	Bradley	Dowdell	Fallon	Middleton	Notaras
Accounting and Finance	●	●		●	●	●	●
Corporate Governance	●	●	●	●	●	●	●	86% Independent
Cybersecurity Oversight			●	●	●		●
Environmental Policy Management		●	●
Human Capital Management	●	●	●	●		●		43% Women 29% Members of Underrepresented Communities
Insurance and Financial Services	●	●	●	●	●		●
Investment and Capital Management	●	●	●	●	●		●
Leadership	●	●	●	●	●	●	●
Marketing and Brand Management	●			●		●
Risk Management and Reinsurance	●	●	●	●				58.9 Average Board Age
Technology		●		●	●	●	●

Diversity
Male	●	●	●	●				2.7 Average Board Tenure
Female					●	●	●
Members of Underrepresented Communities		●	●
White	●			●	●	●	●
The lack of a dot for a particular item does not mean that the director does not possess that skill or experience. We look to each director to be knowledgeable in these areas; however, the dot indicates that the item is a particularly prominent qualification or characteristic that the director brings to the Board

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Board of Directors and Corporate Governance

DIVERSE LEADERSHIP IN KEY ROLES

Richard Taketa Chair of Compensation Committee	Catriona Fallon Chair of Audit Committee	Martha Notaras Chair of Environmental, Social and Governance (ESG) Committee	Daryl Bradley Chair of Enterprise Risk Management Committee

The table below details certain information for each of the nominees, the non-continuing directors whose terms expire at the Annual Meeting and the directors whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Daryl Bradley(2)(4)(5)	I	67	Director(I)	2020	2023	2026
Robert E. Dowdell(1)(2)(5)	I	77	Director(I)	2019	2023	2026
Continuing Directors
Mac Armstrong(4)	III	48	Chief Executive Officer, Director and Chairman(N)	2014	2025	—
Catriona M. Fallon(1)(2)	II	52	Director(I)	2019	2024	—
Daina Middleton(2)(3)(4)	II	57	Director(I)	2021	2024	—
Martha Notaras(3)(4)(5)	III	62	Director(I)	2020	2025	—
Richard H. Taketa(1)(3)	II	51	Director(I)	2019	2024	—

I = Independent

N = Not independent

(1)	Member of our Nominating and Corporate Governance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Environmental, Social and Corporate Governance Committee.
(5)	Member of our Enterprise Risk Management Committee.

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Board of Directors and Corporate Governance

Classified Board Structure

We currently have a classified Board. Following our 2022 Annual Meeting of Stockholders, we amended and restated our Certificate of Incorporation to declassify the Board beginning with the 2027 Annual Meeting of Stockholders. This change provides for the annual election of all directors phased-in over a three-year period. With this change to our Certificate of Incorporation:

•	the nominees elected at the 2027 Annual Meeting (and at each subsequent Annual Meeting) will be elected for one-year terms;
•	beginning with the 2028 Annual Meeting of Stockholders, a majority of the directors will be elected annually; and
•	following the 2029 Annual Meeting of Stockholders, the entire Board will be elected annually.

Corporate Governance Highlights

We regularly review our Board and corporate governance practices to ensure accountability and enhance boardroom effectiveness.

BOARD PRACTICES

Annual Board evaluations

6 of 7 Directors are independent

5 of 7 Directors are women or members of underrepresented communities

Bi-annual updates on information security matters with Board

Quarterly executive sessions held without management present

CORPORATE GOVERNANCE PRACTICES

Independent Lead Director with significant responsibilities

Annual Board elections in 2027 (phased approach)

Majority vote standard in 2027

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Board of Directors and Corporate Governance

Nominees for Director

Class I Directors for a term expiring at our 2026 Annual Meeting of stockholders

Age: 67 Director since 2020 Committees: Audit Committee Environmental, Social and Corporate Governance Committee Enterprise Risk Management Committee

Daryl Bradley

We believe Mr. Bradley is qualified to serve on our Board because his management experience in the insurance and reinsurance industry brings valuable industry knowledge and practical experience to our Board.

Mr. Bradley has served as a member of our Board of Directors since May 2020 and on the Board of Directors of our insurance subsidiaries since June 2020. He currently serves on the board of Coverys Insurance Co, the fifth largest provider of medical liability insurance in the country. From 1995 to 2018, Mr. Bradley held various roles at Everest Reinsurance Company, a reinsurance and insurance company, most recently serving as Executive Vice President and Head of International Insurance from February 2015 to January 2018 and, prior to that, as Executive Vice President and President of Insurance Operations, Chairman of Everest Insurance Company of Canada, and President and Board member of all of Everest’s statutory primary insurance companies from August 2007 to February 2015. Prior to joining Everest, Mr. Bradley served several roles at Continental Insurance Corporation from 1992 to 1995 and Fireman’s Fund Insurance Company from 1982 to 1992. Mr. Bradley earned his B.A. in Political Science from the University of Chicago.

Age: 77 Director since 2019 Committees: Nominating and Corporate Governance Committee Audit Committee Enterprise Risk Management Committee

Robert E. Dowdell

We believe Mr. Dowdell is qualified to serve on our Board due to his more than 30 years of leadership and management experience in various insurance servicing firms and other institutions, as well as previous Corporate Controller and Audit Committee responsibilities for both public and private firms.

Mr. Dowdell has served as a member of our Board of Directors since March 2019 and on the Board of Directors of our insurance subsidiaries since October 2018. Mr. Dowdell founded Career Education Corporation and served as its Chief Executive Officer and President from September 2006 to March 2007, as a Board Member from 1994 until 2008, and its Chairman of the Board from 2004 until March 2008. Previously, Mr. Dowdell served as Chief Executive Officer of Marshall & Swift/Boeckh, LLC, President of National Education Centers, Corporate Controller of National Education Corp and Chamberlain Manufacturing Corp, and as an Audit Manager at PricewaterhouseCoopers LLP. Mr. Dowdell is a Certified Public Accountant in California and Illinois. Mr. Dowdell currently serves on the Boards of a number of private companies. Mr. Dowdell earned his B.B.A. and M.B.A. from the University of Notre Dame.

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Board of Directors and Corporate Governance

Continuing Directors

Class III Directors with a term expiring at our 2025 Annual Meeting of stockholders

Age: 48 Director since 2014 Committees: Environmental, Social and Corporate Governance Committee

Mac Armstrong

We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his industry knowledge.

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our Company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and a member of the Board of Trustees of the Bishop’s School.

Age: 62 Director since 2020 Committees: Compensation Committee Environmental, Social and Corporate Governance Committee Enterprise Risk Management Committee

Martha Notaras

We believe Ms. Notaras is qualified to serve on our Board due to her extensive experience working with emerging private and public companies.

Ms. Notaras has served as a member of our Board of Directors since February 2020. Ms. Notaras is General Partner at Brewer Lane Ventures, investing in early stage insurtech and fintech companies. Ms. Notaras serves on the Boards of Cowbell Cyber, an artificial intelligence-driven cyber managing general agent; Lynk, which uses artificial intelligence to deliver its knowledge as a service platform; Cape Analytics, which delivers highly accurate property data derived from imagery via machine learning; and proptech special purpose acquisition company Jaguar Global Growth Corporation I (NASDAQ: JGGCU). Prior to joining Brewer Lane Ventures, Ms. Notaras was Partner at XL Innovate, investing in early stage insurtechs, including Lemonade, which went public in 2020. Previously, Ms. Notaras ran corporate development for the business analytics division of the Daily Mail, where she acquired 20 companies, including insurtech pioneer Risk Management Solutions. Ms. Notaras has served as Board Director for many early and growth stage companies focusing on fintech, insurtech, proptech, edtech and digital media. Ms. Notaras’s prior experience includes investment banking at Merrill Lynch and commercial banking at Credit Suisse. Ms. Notaras earned her A.B. Cum Laude from Princeton University and her MBA from Harvard Business School, where she was a Baker Scholar, awarded for graduating in the top five percent of the class.

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Board of Directors and Corporate Governance

Class II Directors with a term expiring at our 2024 Annual Meeting of stockholders

Age: 52 Director since 2019 Committees: Nominating and Corporate Governance Committee Audit Committee

Catriona M. Fallon

We believe that Ms. Fallon’s experiences as a senior finance executive, including as the Chief Financial Officer of other publicly traded technology companies, qualifies her to serve on our Board of Directors.

Ms. Fallon has served as a member of our Board of Directors since May 2019, bringing more than twenty years of strategic finance expertise and leadership experience. She also serves on the Board of Directors for Arlo Technologies, Inc., a smart home technology company based in Carlsbad, CA (NASDAQ: ARLO), and General Fusion, a Canadian company which is pursuing the fastest and most practical path to commercial fusion energy. Ms. Fallon previously served on the Board of Directors of Cray Inc. (NASDAQ: CRAY), until its acquisition by Hewlett Packard Enterprise. Ms. Fallon is an Executive Advisor and Investor, helping Companies achieve outpaced performance. She has served as CFO for several technology companies, including Aktana, a software and services company; Hitachi Vantara – a multi-billion-dollar digital solutions subsidiary of Hitachi, Ltd.; Silver Spring Networks where she helped to execute the sale of the company to Itron; and Marin Software, a company providing software as a service to optimize online advertising. Ms. Fallon has held leadership positions across a variety of technology companies including Cognizant Technology Solutions and Hewlett-Packard. She has also served as an equity analyst at Citigroup Investment Research and has held roles with Piper Jaffray & Company, and McKinsey & Company. Ms. Fallon holds an M.B.A. from Harvard Business School, and a B.A. in Economics from UCLA.

Age: 57 Director since 2021 Committees: Audit Committee Compensation Committee Environmental, Social and Corporate Governance Committee

Daina Middleton

We believe Ms. Middleton is qualified to serve on our Board due to her deep expertise in digital marketing earned through executive roles at several leading companies.

Ms. Middleton has served as a member of our Board of Directors since July 2021. Ms. Middleton is the Chief Strategy Officer of PrismWork, a leadership and culture consultancy and former Chief Executive Officer of Britelite Immersive, an experiential creative technology company that builds immersive and interactive client experiences, which sold to a strategic in November 2021. Previously, she served as the CEO of Ansira, an independent marketing technology and services company focused on customer relationship development, and prior to that held top-level management positions with Twitter, Performics, which is a global performance marketing solutions firm, and Hewlett-Packard where her tenure there included managing revenue marketing where she led the global sales marketing team that drove a 40% growth in revenue. During her nearly 30-year career, Ms. Middleton has also consulted broadly across industries to assist companies to manage global teams, optimize digital marketing and nurture company culture. She currently serves on the board of Marin Software, a public company and Level, a PE-backed marketing services company. She is also an advisor for several early-stage startup companies. Ms. Middleton received a BA degree in Technical Journalism from Oregon State University where she serves as a member of OSU’s School of Arts & Communication Advisory Council.

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Board of Directors and Corporate Governance

Age: 51 Director since 2019 Committees: Nominating and Corporate Governance Committee Compensation Committee

Richard H. Taketa

We believe Mr. Taketa is qualified to serve on our Board due to his executive and insurance industry experience, as well as his experience as a director of numerous private companies.

Mr. Taketa has served as a member of our Board of Directors since March 2019 and on the Board of Directors of our insurance subsidiaries since October 2018. Mr. Taketa serves as President of Taketa Capital Corporation, where he has worked since September 2018. Previously, Mr. Taketa served as Chief Executive Officer and President of York Risk Services Group, Inc., from January 2014 through September 2018, previously holding the positions of Chief Operating Officer, Chief Strategy Officer, and President at numerous York divisions and subsidiaries since 2006. Prior to joining York, Mr. Taketa served as the Chief Executive Officer of Southern California Risk Management Associates and an associate at DLA Piper LLP. In addition, Mr. Taketa serves on the Board of Directors of Veritone, Inc. (NASDAQ: VERI), and several private companies. Mr. Taketa earned his B.A. in Economics from Colgate University and his J.D. from Stanford Law School.

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Board of Directors and Corporate Governance

Director Independence

Our Board has undertaken a review of the independence of each current director and determined that Mss. Fallon, Middleton, and Notaras and Messrs. Bradley, Dowdell, and Taketa, representing six of our seven Directors, are “Independent” as defined under the rules of Nasdaq, and are Non-Employee Directors as defined in Rule 16b-3 of the Exchange Act.

Our Board also determined that Ms. Fallon (Chairperson), Mr. Bradley, Mr. Dowdell and Ms. Middleton, who currently comprise our Audit Committee, satisfy the listing standards of Nasdaq and the SEC for service on our Audit Committee. Our Board also determined that Mr. Taketa (Chairperson), Ms. Middleton, and Ms. Notaras, who currently serve on our Compensation Committee, satisfy the independence standards for compensation committees established by SEC rules and the listing standards of Nasdaq. The Board has also determined that Mr. Dowdell (Chairperson), Ms. Fallon and Mr. Taketa, who currently serve on our Nominating and Corporate Governance Committee, satisfy the independence standards for nominating committees established by applicable SEC rules and the listing standards of Nasdaq.

In evaluating the independence of Mss. Fallon, Middleton, and Notaras and Messrs. Bradley, Dowdell, and Taketa, the Board considered their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate family. The Board also considered all other relevant facts and circumstances known to it in making this independence determination.

Board Leadership Structure

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Our Board of Directors currently believes that our existing leadership structure, under which Mac Armstrong serves as our Chief Executive Officer and as our Chairman of the Board and Richard Taketa serves as our Lead Independent Director, is effective.

Board Meetings and Committees

During 2022, our Board held five meetings (including regularly scheduled and special meetings), and each Director attended more than 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a Director and (ii) the total number of meetings held by all Committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board to regularly have separate meeting times for Independent Directors without management. Although we do not have a formal policy regarding attendance by members of our Board at Annual Meetings of stockholders, we encourage, but do not require, our directors to attend.

Our Board currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Environmental, Social and Corporate Governance Committee and a Enterprise Risk Management Committee. Each committee has the composition and responsibilities described below.

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Board of Directors and Corporate Governance

Board Role in Risk Oversight

•	The Board and its committees take an active role in overseeing management of risks facing the business;
•	The Board regularly reviews information regarding our operational, financial, legal and strategic risks;
•	Management oversees day-to-day risk management activities and provides the full Board with quarterly updates on significant risks.

Audit Committee	Reviews and discusses with management the Company’s major financial risk exposures as well as risk management policies
Compensation Committee	Monitors and assesses risks associated with the Company’s compensation strategy and policies
Nominating and Corporate Governance Committee	Oversees management of risk associated with Board organization, membership and structure, CEO succession planning, and corporate governance
Environmental, Social and Governance Committee	Oversees reporting and disclosures with respect to ESG matters that may affect the business, operations, performance or public image of the Company
Enterprise Risk Management Committee	Assists in setting the Company’s general strategy with respect to enterprise risk management and cybersecurity, and to consider and recommend policies and practices that conform with the strategy

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Board of Directors and Corporate Governance

Audit Committee

The members of our Audit Committee are Catriona M. Fallon (Chairperson), Daryl Bradley, Robert E. Dowdell and Daina Middleton. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Marketplace Rules. Our Board of Directors has determined that Catriona M. Fallon is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the Nasdaq Stock Market. The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the Company’s independent auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002. Discuss with management, the internal audit group, and the independent auditor any changes in internal control over financial reporting disclosed or considered for disclosure in the Company’s periodic filings with the SEC. Review with management and the Company’s independent auditor any reports or disclosure submitted by management to the Committee as contemplated by the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002;
•	reviews related party transactions;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•	reviews our critical accounting policies and estimates;
•	is responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns; and
•	reviews the Audit Committee charter and the committee’s performance at least annually.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our Audit Committee is available on our website at www.plmr.com in the Governance section of our Investors webpage. During 2022, our Audit Committee held six meetings.

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Board of Directors and Corporate Governance

Compensation Committee

Our Compensation Committee consists of Mr. Taketa (Chairperson), Ms. Middleton and Ms. Notaras. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:

•	reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;
•	evaluates the performance of these officers in light of those goals and objectives and recommends to our Board of Directors the compensation of these officers based on such evaluations;
•	recommends to our Board of Directors the issuance of stock options and other awards under our stock plans; and
•	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

Our Compensation Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at www.plmr.com in the Governance section of our Investors webpage. The Compensation Committee held four meetings during 2022.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during the last fiscal year (which includes Mr. Taketa (Chairperson), Ms. Middleton and Ms. Notaras) is or has at any time been an officer or employee of ours. None of our Executive Officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Dowdell (Chairperson), Ms. Fallon and Mr. Taketa. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify candidates qualified to become directors, consistent with criteria approved by our Board of Directors;
•	to recommend to our Board of Directors nominees for election as directors at the next Annual Meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board of Directors;
•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board;
•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles;
•	to develop and recommend to our Board of Directors a chief executive officer succession plan; and
•	to oversee the evaluation of our Board of Directors and senior management.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.plmr.com in the Governance section of our Investors webpage. The Nominating and Corporate Governance Committee held four meetings during 2022.

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Board of Directors and Corporate Governance

Environmental, Social and Corporate Governance Committee

Our Environmental, Social and Corporate Governance (“ESG”) Committee consists of Ms. Notaras (Chairperson), Mr. Armstrong, Mr. Bradley and Ms. Middleton. The principal duties and responsibilities of the ESG Committee are as follows:

•	to assist in setting the Company’s general strategy with respect to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company (collectively, “ESG matters”), and to consider and recommend policies, practices, and disclosures that conform with the strategy;
•	to oversee the Company’s reporting and disclosure with respect to ESG matters;
•	to assist in overseeing internal and external communications regarding the Company’s position or approach to ESG matters;
•	to consider current and emerging ESG matters that may affect the business, operations, performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and to make recommendations on how the Company’s policies, practices and disclosures can adjust to or address current trends;
•	to make periodic visits, as individual members or as a committee, to operational locations in order to become familiar with the nature of the operations and review relevant objectives, procedures and performance with respect to ESG matters;
•	to put systems in place, as deemed necessary and appropriate, to monitor ESG matters;
•	to advise the Company on stockholder proposals and other significant stakeholder concerns relating to ESG matters;
•	to assist with additional internal departments, and outside consultants as applicable, to drive timely and relevant disclosures of ESG matters;
•	to review and assess its charter annually and recommend to the Board any proposed changes for approval; and
•	to perform such other duties, tasks, and responsibilities relevant to the purpose of the ESG Committee as may from time to time be requested.

Our ESG Committee operates under a written charter, a copy of which is available on our website at www.plmr.com in the Governance section of our Investors webpage. There were four meetings held by the ESG Committee during 2022.

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Board of Directors and Corporate Governance

Commitment to ESG

OVERVIEW
• Our commitment to Environmental, Social and Governance (“ESG”) matters are fundamental to our business strategy and mission.	• Continue to take steps to reduce our carbon footprint, preserve our natural resources through responsible power and water management and communicate our support for a more sustainable American future.	• As we grow, Palomar will continue to be a values-driven workplace that integrates ESG aspects into our strategy, operations as well as capital allocation and investment decisions.

ESG PRIORITIES

1. Environmental

Climate Strategy

Disaster Preparedness & Response

2. Social

Human Capital Management

Safety & Health

Human Rights

Diversity & Inclusion

Community & Team Member Well-being

3. Governance

Investment Management

Data Privacy & Cybersecurity

Governance Practices

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Board of Directors and Corporate Governance

ESG PUBLICATIONS AND REPORTING FRAMEWORKS	Dedicated ESG Section of Website
Explicit Board-level Oversight of ESG
Formal ESG Disclosures
Stand-alone Annual ESG Report
No ESG related Shareholder Proposals
Alignment with Select ESG Reporting Frameworks

Sustainability & Citizenship Report

In March 2023, we published our third annual Sustainability & Citizenship Report. This report reinforces our commitment to maintain a compassionate workplace by exceeding traditional ESG standards and outlines meaningful steps the Company has taken to address a range of issues, including climate change, diversity, equity and inclusion, and corporate governance. A copy of our 2022 Sustainability & Corporate Citizenship Report can be found on our ESG portal at http://www.plmr.com/esg under the “Palomar ESG Resources” section.

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Board of Directors and Corporate Governance

A few highlights from the report are as follows:

•	Completed first third-party assessment of the Company’s carbon footprint;
•	Implemented further data disclosures of workforce and board diversity (forty percent of the Company’s team members represent identified members of underrepresented communities);
•	Commenced initiative to garner diverse partnerships with the Big “I” and National African American Insurance Association as an effort to further promote insurance agent and broker diversity;
•	Continued partnership with Team Rubicon, a veteran-led humanitarian organization that serves global communities before, during and after disasters and crises; and
•	Commitment that no less than 2% of the company’s investment portfolio be comprised of ‘green’ investments.

Diversity and Inclusion

We are committed to increasing diversity within our Company. We believe that diversity yields greater creativity and productivity, helps us serve our customers and partners more effectively, and ultimately returns greater value to our shareholders and to the communities in which we do business. We set diversity goals in our annual Sustainability & Citizenship report. In 2022, 40% of our team members identify as a member of an ethnic minority group, compared to 39% in 2021, and 50% of our senior executive team identifies as a member of a minority group. Our commitment to Diversity and Inclusion follows:

DIVERSITY – We are not all the same. Palomar celebrates our differences, and we identify opportunities for increased innovation and collaboration amongst diverse teams with diverse perspectives.

INCLUSION – Palomar appreciates and takes pride in the active involvement of every team member’s unique contribution within a culture that harmonizes our differences. Our team members understand their important contribution to the greater good and understand that what they do makes a difference, both for the company, and in the larger communities we serve.

COMMUNITY & ENGAGEMENT – Palomar’s commitment to diversity, equality and inclusion extends into the communities where we conduct business. We believe that every organization, regardless of size or scope, can make a meaningful difference on issues of community welfare, justice, and equality. Through our social, personal, and professional networks, we champion our values and actions. We partner with like-minded organizations to drive action and positive change.

EQUALITY – Palomar promotes a work environment where individuals are treated fairly, respectfully and have equal access to resources and opportunities for growth. We encourage our teammates to share ideas and collaborate to remove organizational boundaries, solve problems, and drive company growth.

Addressing Climate Change

We recognize that climate change is perhaps the most complex risk facing society today. As a specialty insurance company writing earthquake, wind, hail, hurricane and flood coverage, climate change directly impacts our business and insureds. In our corporate reporting on climate change, we apply and adopt the recommendations of the Task Force on Climate-Related Financial Disclosures (“TCFD”). The TCFD’s four-pillar framework provides needed guidance on how climate-committed companies such as how can disclose and address risks and opportunities in the changing climate.

Enterprise Risk Management Committee

Our Board formed the Enterprise Risk Management (“ERM”) Committee in February 2023. Our ERM Committee consists of Mr. Bradley (Chairperson), Mr. Dowdell, and Ms. Notaras. The principal duties and responsibilities of the ERM Committee are as follows:

•	to assist in setting the Company’s general strategy with respect to enterprise risk management and cybersecurity, and to consider and recommend policies and practices that conform with the strategy;
•	to assist in overseeing internal and external material communications regarding the Company’s position or approach to enterprise risk management and cybersecurity;
•	to consider current and emerging enterprise risks that may affect the performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and to make recommendations on how the Company’s policies and practices can adjust to or address current macro trends;

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Board of Directors and Corporate Governance

•	to consider current and emerging ERM matters that may affect the business, operations, performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and to make recommendations on how the Company’s policies, practices and disclosures can adjust to or address current trends;
•	to monitor the interrelationships of the Company’s risk profile;
•	to assess and monitor the Company’s risk management framework employed to manage enterprise risks and cybersecurity;
•	to advise the Company on stockholder proposals and other significant stakeholder concerns relating to enterprise risk management and cybersecurity;
•	to review and assess its charter annually and recommend to the Board any proposed changes for approval; and
•	to perform such other duties, tasks, and responsibilities relevant to the purpose of the ERM Committee as may from time to time be requested.

Our ERM Committee operates under a written charter, a copy of which is available on our website at www.plmr.com in the Governance section of our Investors webpage. There were no meetings held by the ERM Committee during 2022.

Core Pillars of ERM

RISK MODELING	REINSURANCE	ORGANIZATIONAL
In-depth portfolio analysis, analyzing exceedance probability curves with various capacity allocation exercises and deterministic modeling	Oversee approach to catastrophe reinsurance	Conversion of the ERM Sub-Committee to a formal three director committee reporting to the Board
Increased analytics to support the Actuarial and Catastrophe Modeling	Year-round active planning and execution	Monitor measurable outcomes against established benchmarks

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•	The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.
•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the following:
—	any specific minimum qualifications that it believes must be met by a nominee for a position on the Board;
—	any specific qualities or skills that it believes are necessary for one or more of the Board members to possess; and
—	the desired qualifications, expertise, experience, and characteristics of Board members, with the goal of developing an experienced and highly qualified Board.

For Board membership, the criteria considered includes independence, diversity of experience, demonstrated leadership, and the ability to exercise sound judgment. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board of Directors members that represents a diversity of background and experience.

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Board of Directors and Corporate Governance

Stockholder Recommendations for Nominations to the Board

A stockholder that wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director must direct the recommendation in writing to Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate Committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s Nominating and Corporate Governance Committee. This procedure does not apply to:

(a)	communications to non-management directors from officers or directors of the Company who are stockholders,
(b)	stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or
(c)	communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Guidelines and Code of Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines. These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on our website at www.plmr.com in the Governance section of our Investors webpage. We intend to post any amendments to our Code of Conduct and Ethics, and any waivers of our Code of Conduct and Ethics for directors and executive officers, on the same website within four business days of such amendment or waiver.

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Board of Directors and Corporate Governance

Board Oversight of Risk

Although management is responsible for the day-to-day management of the risks our company faces, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal, and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

In addition, our five Committees assist the Board in fulfilling its oversight responsibilities regarding risk. The Audit Committee coordinates the Board of Director’s oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management will regularly report to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our Chief Executive Officer. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance. The Environmental, Social and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public matters relevant to the Company. The Enterprise Risk Management Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with enterprise risk management, cybersecurity and other major exposures facing the Company. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee will report on the discussion to the full Board of Directors.

Delinquent Section 16(a) Reports

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations to us, we believe that for fiscal 2022, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act, were complied with, other than one Form 4 filed late for Chris Uchida. This form 4 was filed on March 29, 2022 related to stock sold on March 16, 2022 and was filed late due to an administrative error.

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Board of Directors and Corporate Governance

Director Compensation

We adopted a formal non-employee director compensation program effective January 1, 2021. The purpose of this compensation program is to attract and retain independent, qualified candidates to serve on the Board by providing competitive compensation and aligning the interest of our non-employee directors with those of our stockholders through long-term equity incentives. The Board makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee and the Compensation Committee. The Compensation Committee reviews director compensation annually, assisted periodically by its independent compensation consultant (most recently by PricewaterhouseCoopers LLP (“PwC”) in July 2020).

In setting director compensation, we consider various factors including market comparison studies and trends, the responsibilities of directors generally, including committee chairs, and the significant amount of time that directors expend in fulfilling their duties. In establishing the non-employee director compensation recommendations, the Compensation Committee utilized a balance of cash and equity. Directors who also serve as employees of the Company do not receive additional compensation for service as directors. Elements of 2022 Director Compensation were as follows:

•	Annual board member service retainer payable in quarterly cash installments;
•	Annual committee chair cash retainer (in lieu of annual committee member service retainer) payable in quarterly cash installments;
•	Annual committee member service retainer payable in quarterly cash installments;
•	Annual equity retainer payable in Restricted Stock Units (“RSUs”) in connection with our Annual Meeting with a 1-year cliff vesting schedule;
•	Equity incentives payable to new directors in RSUs with a 1-year cliff vesting schedule;
•	Annual professional development program reimbursement up to a specified amount; and
•	Reimbursement of reasonable out of pocket expenses incurred by the director in connection with attending board and committee meetings.

The following table sets forth information regarding compensation earned by our Non-Employee Directors for service on our Board of Directors and the board of directors of our subsidiaries during the year ended December 31, 2022. Directors who are also our employees receive no additional compensation for their service as a director. Thus, Mr. Armstrong’s compensation as a Named Executive Officer is discussed in the section “Executive Compensation-Compensation Discussion & Analysis.”

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Daryl Bradley	90,000	59,956	—	149,956
Robert Dowdell	87,500	59,956	—	147,456
Catriona Fallon	97,500	59,956	—	157,456
Daina Middleton	90,000	59,956	—	149,956
Martha Notaras	85,000	59,956	—	144,956
Richard Taketa	107,500	59,956	—	167,456

(1)	Amounts in this column reflect compensation earned in 2022 for service as a member of our Board and as a member of the board of directors of our subsidiaries.
(2)	In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of restricted stock units (RSUs), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.

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Proposal No. 1
Election of Directors

Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on our Board, of which six directors are “Independent” as defined under Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company. In 2022, we amended and restated our certificate of incorporation to provide that our directors will be elected for one-year terms beginning with our 2027 Annual Meeting of stockholders.

At the Annual Meeting, two Class I directors will be elected for three-year terms. Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Daryl Bradley and Robert E. Dowdell to stand for re-election by our stockholders, in each case for a three-year term expiring at our 2026 Annual Meeting of stockholders or until his or her successor is duly elected and qualified.

Nominees for Director

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Daryl Bradley and Robert E. Dowdell as nominees for election as Class I directors at the Annual Meeting.

If elected, Daryl Bradley and Robert E. Dowdell will serve as Class I directors until the 2026 Annual Meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Bradley and Dowdell. We expect that Messrs. Bradley and Dowdell will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank, or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class I directors requires a plurality of the votes cast by stockholders entitled to vote at the meeting thereon to be approved. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

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Proposal No. 2
Advisory Vote to Approve Named Executive Officer
Compensation (“Say-On-Pay-Vote”)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (which consist of our Chief Executive Officer and our next five highest paid executives) as described in detail in the section of this Proxy Statement titled “Executive Compensation.” We urge stockholders to carefully read the “2022 Summary Compensation Table” and related compensation tables that follow it.

Our executive compensation program utilizes a pay for performance approach. Our executive compensation program is designed to deliver compensation in accordance with Company performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are “at risk” and linked to Company performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that an even greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. Approximately 72% of our CEO’s 2022 total direct compensation and approximately 53% of the average 2022 total direct compensation of our other Named Executive Officers, was at-risk, consisting of annual bonus, stock options, PSUs and RSUs. Additionally, the Compensation Committee engages with an independent global executive compensation consulting firm, PwC, to advise the Committee on matters related to executive compensation.

Our Board and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives. Therefore, in accordance with Section 14A of the Exchange Act, we ask our stockholders to approve, on a non-binding advisory basis, the compensation of the Named Executive Offices, as described in “Executive Compensation- Compensation Discussion and Analysis”, the 2022 Summary Compensation Table and the related compensation tables notes in this Proxy Statement for our 2023 Annual Meeting of the Stockholders.

Vote Required

The approval of the Named Executive Officers compensation requires the affirmative majority of votes cast. Abstentions and broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

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Proposal No. 3
Ratification of Appointment of Independent
Registered Public Accounting Firm

Ratification of Appointment

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2023, if our Audit Committee believes that such a change would be in the best interests of Palomar and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$1,835,000	$1,759,025
Audit-Related Fees(2)	45,000	42,000
Tax Fees(3)	—	105,000
All Other Fees(4)	—	3,850
Total Fees	$1,880,000	$1,909,875

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	“Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.

Auditor Independence

In 2022, there were no other professional services provided by Ernst & Young LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

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Proposal No. 3
Ratification of Appointment of Independent
Registered Public Accounting Firm

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2022 and 2021 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative majority of votes cast. Abstentions and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2023.

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Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Palomar Holdings, Inc., or the Company, specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;
•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•	the independent registered public accounting firm’s appointment, qualifications, and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit and reviews the independent registered public accounting firm’s fees.

The members of the Audit Committee are currently Catriona M. Fallon (Chairperson), Daryl Bradley, Robert E. Dowdell and Daina Middleton. Each of the members of the Audit Committee is an “independent director” as currently defined in the applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Ms. Fallon is an “Audit Committee financial expert” as described in applicable rules and regulations of the SEC.

The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2022 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Audit Committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2023. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Catriona M. Fallon (Chair)

Daryl Bradley

Robert E. Dowdell

Daina Middleton

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Executive Officers

The following table identifies certain information about our executive officers as of April 3, 2023. Each executive officer serves at the discretion of our Board and holds office until their successors are duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Mac Armstrong	48	Chairman of the Board and Chief Executive Officer
Chris Uchida	49	Chief Financial Officer
Jon Christianson	43	President
Jon Knutzen	51	Chief Risk Officer
Michelle Johnson	47	Chief Talent & Diversity Officer
Angela Grant	54	Chief Legal Officer and Corporate Secretary

Mac Armstrong

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/ BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and a member of the Board of Trustees of the Bishop’s School.

Chris Uchida

Mr. Uchida has served as our Chief Financial Officer since September 2017 and our Corporate Secretary from March 2019 to February 2021. Mr. Uchida previously served as our Senior Vice President, Operations since June 2015. Prior to joining our company, Mr. Uchida served as the Executive Vice President and Chief Accounting Officer at Arrowhead, which he joined in October 2004. Prior to joining Arrowhead, he was a Tax Manager at PricewaterhouseCoopers LLP. Mr. Uchida earned a B.S. and M.S. from San Diego State University and is a California Certified Public Accountant.

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Executive Officers

Jon Christianson

Mr. Christianson has served as our President since April 2022. Prior to that he served as our Chief Underwriting Officer from August 2020 to April 2022, and as our Chief Operating Officer since joining our company in February 2014 to September 2020. Prior to joining our company, Mr. Christianson served as a Vice President of Holborn Corporation from April 2010 to December 2013. Mr. Christianson started his career with John B. Collins Associates in Minneapolis in 2002, where he serviced both casualty and property business. Mr. Christianson earned a B.A. in Economics from St. Olaf College.

Jon Knutzen

Mr. Knutzen has served as our Chief Risk Officer since joining Palomar in April 2019. Prior to joining our Company, Mr. Knutzen was a Partner at TigerRisk Partners from May 2017 to April 2019 where he led the firm’s Property Specialty and Reinsurance Solutions Practice. Prior to this position, Mr. Knutzen was an Executive Vice President at BMS Intermediaries from September 2016 to March 2017 and a Partner at Advocate Reinsurance Partners (acquired by BMS Intermediaries) from March 2015 to September 2016. Prior to this position, Mr. Knutzen served as Property Specialty Practice leader at TigerRisk from April 2013 to March 2015. Prior to TigerRisk, Mr. Knutzen held various leadership positions with reinsurance intermediaries Holborn Corporation, Guy Carpenter, and John B Collins Associates. Mr. Knutzen earned a B.S. from South Dakota State University.

Michelle Johnson

Mrs. Johnson has served as our Chief Talent & Diversity Officer since January 2021. Previously, she served as our Senior Vice President, People and Talent from December 2019 to January 2021. Prior to joining our Company, Mrs. Johnson served as Senior Director, Global HR, Operations and Services for Panasonic Avionics from 2018 through 2019. Prior to joining Panasonic, Mrs. Johnson served at AMN Healthcare as Assistant Vice President, Sales Operations from 2016 until 2018 and as Senior Director, HR from 2008 to 2016. Prior to AMN, Ms. Johnson ran her own consulting firm MJ TalentResources. Mrs. Johnson earned a B.A. in Liberal Studies from Cal State University Long Beach.

Angela Grant

Ms. Grant has served as our Chief Legal Officer since November 2020 and our Corporate Secretary since February 2021. Prior to joining our Company, Ms. Grant served as Chief Legal and Innovation Officer at CSE Insurance Group (“CSE”) from January 2019 to November 2020. Prior to joining CSE, Ms. Grant was Head of Compliance & Legal at Hippo Insurance from April 2017 to January 2019. In addition to her legal and compliance background, past leadership roles at Esurance, Kemper, and GEICO burnished her credentials in building compliant business models, mergers and acquisitions, corporate governance, and strategy. Ms. Grant earned a J.D. from Texas A&M University School of Law and a B.B.A. in Business Administration from University of North Texas.

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Executive Officer Diversity

Diversity	Mac Armstrong	Chris Uchida	Jon Christianson	Jon Knutzen	Angela Grant	Michelle Johnson
Male	●	●	●	●
Female					●	●
Members of Underrepresented Community		●			●
White	●		●	●		●

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive compensation program including Palomar’s total rewards philosophy, which focuses on rewarding team members for their central role in our continued growth and success. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”). For 2022, our NEOs included the following:

•	Mac Armstrong, Chairman and Chief Executive Officer
•	Chris Uchida, Chief Financial Officer
•	Jon Christianson, President
•	Jon Knutzen, Chief Risk Officer
•	Angela Grant, Chief Legal Officer
•	Michelle Johnson, Chief Talent & Diversity Officer
•	Heath Fisher, Former President (retired in April 2022)

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Compensation Discussion and Analysis

Executive Summary

Responding to the 2022 Say-On-Pay Advisory Vote

We provide shareholders the opportunity annually to vote to approve our executive compensation program on an advisory basis. At our 2022 annual shareholder meeting, approximately 22% of our shareholders voted in support of our advisory vote on executive compensation. Our Compensation Committee was disappointed that more shareholders did not support the say-on-pay resolution. Given this outcome, the importance we place on being responsive to shareholder feedback and maintaining a constructive relationship with our stockholders, we conducted a comprehensive shareholder outreach campaign. The campaign allowed us to understand our fellow shareholders’ perspectives on our executive compensation practices and programs to inform the best path forward.

As a result of this shareholder engagement and as described in our proxy materials, multiple enhancements requested by shareholders were made by our Compensation Committee to our executive compensation programs in direct response to shareholder concerns and in order to strengthen the link between management and shareholder interests.

Shareholder Engagement: We Reached Out to Shareholders Representing 68% of our Total Shares Outstanding and We Addressed Key Shareholder Concerns

Who We Contacted

•	We contacted 15 shareholders representing 68% of our total shares outstanding and invited them to meet with members of our Board of Directors and executive management team to discuss their viewpoints on executive compensation, governance, and ESG related matters.
•	We held 14 meetings with 11 shareholders who collectively own approximately 40% of our total shares outstanding. We solicitated their feedback on our compensation, governance and ESG programs and practices.
•	In the first quarter of 2023, we reengaged with our largest shareholder to review the modifications we implemented to our 2023 executive compensation programs.

Palomar Representatives Who Participated in Shareholder Meetings

•	Richard Taketa, our Lead Independent Director and our Compensation Committee Chair, led each of these shareholder meetings.
•	Executive leaders from Palomar’s people and talent, legal, and investor relations teams also participated in all our shareholder meetings.

Additionally, we conducted briefing calls with proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis to better understand their feedback on our 2021 executive compensation program and their overall approach to proxy analysis.

Key Shareholder Feedback

Overall, our shareholders are supportive of the core design of our executive compensation programs, as the majority of our executive compensation pay mix is in the form of at-risk compensation, and our Annual Incentive Plan (“AIP”) and performance-based equity awards (“PSUs”) are tied to key financial and operating metrics that directly drive shareholder value.

However, our shareholders did express concern about our use of one-time supplemental equity grants to select NEOs. While they understood the rationale behind our 2021 one-time supplemental equity grants and appreciate that the majority of those grants were performance-based and are presently underwater due to the rigorous stock appreciation hurdles, shareholders relayed a preference for equity grants to be issued within the parameters of our annual compensation construct. Certain shareholders also expressed a preference for increased use of performance-based equity in our Long-Term Incentive (“LTI”) mix and the incorporation of a longer-term measurement period for our PSU awards.

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Compensation Discussion and Analysis

Shareholder Feedback Responses and Actions

As we highly value the perspective and insight of our shareholders, our Compensation Committee evaluated the feedback received from our shareholder outreach efforts and adopted several changes to our executive compensation and corporate governance practices. The feedback we received and the changes incorporated in response thereto for our 2023 executive compensation programs are reflected below.

Shareholder Concern	Concern Level	What We Did to Address Shareholder Feedback
Supplemental retention awards to NEOs	High	We committed to not issue any supplemental equity grants to executive officers without first engaging shareholders. We clarified that our vehicle for granting equity is our annual LTI program
Insufficient performance-based equity in LTI mix	High	Effective 2023, we eliminated stock options from the LTI mix, and we increased the weighting of PSUs from 20% of the total mix to 50% for all NEOs, with RSUs comprising the remaining balance
Use of 1-year performance period for PSUs	High	For the ROE component that comprises 70% of our target PSUs, we increased the performance period from one year to three years
Insufficient disclosures around STI and LTI mechanics	Moderate

We have included enhanced disclosures in this year’s CD&A detailing the full mechanics and payout calculations underlying our 2022 AIP (page 53) and 2022 LTI (page 55), and we have committed to including enhanced disclosures in subsequent proxy filings

Significant CEO pay differential vs. other NEO pay	Moderate

2021 Chief Executive Officer (“CEO”) pay vs. our other NEO pay was skewed due to a one-time supplemental stock grant, which we addressed above by committing that there will be no supplemental retention awards in the future without prior shareholder engagement. We included enhanced disclosures illustrating our CEO’s 2022 target pay vs. our other NEO target pay (page 51), which shows the proportion of our CEO pay vs. other NEO pay is in-line with market norms

Material year-over-year increase in CEO base salary	Low	Our CEO voluntarily agreed to forego a base salary increase for 2022 and 2023. His current base salary is below the median of our peer group
No ESG metrics in our incentive compensation plans	Low	For 2022 and 2023, 50% of our NEOs have ESG objectives in their individual MBOs under our annual incentive plan, including our CEO
No relative metrics in LTI	Low

We evaluated the potential use of a relative metric for our PSU grants, but we elected against implementing such a metric for 2023 to remain competitive with our peers, as less than 25% of our peer group presently incorporates a relative metric in their LTI program. We also believe adding a relative total shareholder return (“RTSR”) metric or modifier to our performance incentives can lead to unintended results due to our stock volatility. We will continue to monitor market trends within our competitive environment and will further evaluate this topic in future years

Additional Governance Changes

We additionally discussed corporate governance matters with shareholders, and we instituted a series of changes to align with governance best practices. These changes are as follows:

•	Increased our CEO stock ownership requirement from 4x to 5x of base salary, and we expanded the stock ownership policy to apply to all executive officers;
•	Institutionalized a five-year sunset to (i) declassify our Board and (ii) remove certain supermajority voting requirements;

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Compensation Discussion and Analysis

•	Augmented our 2023 proxy disclosure for transparency purposes to include our entire executive officer team as NEOs, which is above the SEC requirement of only including the CEO, CFO and next three highest-paid officers; and
•	Enhancing our compensation clawback to comply with the newly released SEC requirements that are anticipated to be adopted by the listing exchanges prior to the end of 2023.

We believe the above changes and enhanced disclosure respond to the views expressed by our shareholders and are consistent with our overall compensation objectives. Additional details regarding our extensive responsiveness to shareholder feedback is set forth in the “2023 Compensation Program Overview” starting on page 58.

Business Overview and Summary of 2022 Financial Results

We are a specialty insurance company that provides property and casualty insurance products to individuals and businesses. Founded in 2014, we have significantly grown our business and have generated attractive returns. We have organically increased gross written premiums from $16.6 million in our first year of operations to $881.9 million for the year ended December 31, 2022, which reflects a compound annual growth rate of approximately 64%. We have also been profitable since 2016 and our net income growth since 2016 reflects a compound annual growth rate of 41%.

The below points highlight our fiscal year 2022 performance:

•	Gross written premiums increased by 64.8% to $881.9 million compared to $535.2 million in 2021
•	Net income of $52.2 million, compared to $45.8 million in 2021
•	Adjusted net income(1) of $71.3 million, compared to $52.4 million in 2021
•	Total loss ratio of 24.9%, compared to 17.7% in 2021
•	Combined ratio of 80.4%, compared to 80.0% in 2021
•	Adjusted combined ratio(1) of 75.6%, compared to 76.1% in 2021
•	Return on equity of 13.4%, compared to 12.1% in 2021
•	Adjusted return on equity(1) of 18.3%, compared to 13.8% in 2021

(1)	This is a Non-GAAP Financial Measure; see Reconciliation of Non-GAAP Financial Measures in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2022.

Historical Shareholder Returns

The below table compares the cumulative total shareholder return of an investment in our common stock compared to the Nasdaq Insurance Index and our 2022 peer group for the period from April 17, 2019 (the date our common stock began trading on Nasdaq) through December 31, 2022.

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Compensation Discussion and Analysis

We believe our balanced, well-structured executive compensation programs that are fundamentally rooted in a pay-for-performance philosophy have aided in focusing management behavior on achieving rigorous performance objectives that directly contribute to long-term shareholder value creation.

Compensation Philosophy, Process and Objectives

We have adopted a pay-for-performance compensation philosophy through which we seek to provide a competitive total rewards package aimed at attracting, retaining, and incentivizing a high-performing executive team and geared toward the future growth and success of the Company. We continuously refine our pay-for-performance practices to ensure we align our compensation offerings with the interests of our stockholders. At the beginning of a fiscal period, our Compensation Committee sets Company and individual performance targets which determine the target opportunity with respect to annual cash incentive and LTI equity awards that our executives will receive. If our Company performance exceeds the pre-established targets, our executives will earn additional cash-based and equity compensation. Conversely, if Company performance falls below pre-established goals, that generally will result in payment of below target compensation.

Our overall total rewards philosophy has five Guiding Principles:

Role of the Compensation Committee

Our Compensation Committee is responsible for evaluating and approving the overall executive officer compensation philosophy and programs. All members of our Compensation Committee are independent as required by Nasdaq and are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee’s responsibilities include, among other things, the following:

•	reviewing and approving Company goals and objectives relevant to our CEO’s compensation, evaluating our CEO’s performance considering those goals and objectives, and approving the CEO’s compensation level based on this evaluation;
•	determining and approving the compensation of all executive officers, including our NEOs;

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Compensation Discussion and Analysis

•	reviewing and making recommendations to the Board regarding the adoption or amendment of incentive compensation and equity-based plans;
•	administering the Company’s incentive compensation and equity-based plans, including designation of employees to whom awards will be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award;
•	reviewing and approving the Company’s non-equity-based benefit plans;
•	reviewing and discussing with management the Company’s compensation policies and practices to produce our Compensation Committee report included in this proxy statement;
•	determining stock ownership guidelines for the CEO and other executive officers and monitoring compliance with such guidelines;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•	reviewing annually all director compensation and benefits for service on the Board and committees of the Board and recommending any changes to the Board as necessary; and
•	performing such general oversight functions related to Company compensation inherent to the responsibilities designated in our Compensation Committee’s charter or set forth in resolutions of our Board.

The Compensation Committee also has the authority and responsibility for selecting its independent compensation consultant, whose input and recommendations the Compensation Committee relies upon significantly. The independent compensation consultant provides input on the design and approval of the peer group for benchmarking executive compensation.

Additionally, following our 2022 say-on-pay advisory vote, our Compensation Committee Chair led our shareholder outreach campaign. We contacted 15 shareholders representing 68% of our total shares outstanding and invited them to meet with members of our Board of Directors and executive management team to discuss their viewpoints on executive compensation, governance, and ESG related matters. We held 14 meetings with 11 shareholders who collectively own approximately 40% of our total shares outstanding, and solicitated their feedback on our compensation, governance and ESG programs and practices. Our Compensation Committee Chair led 100% of these meetings.

Role of Management

Although the Compensation Committee has the responsibility to approve compensation for our NEOs, management also plays a role in the executive compensation process. Specifically, our CEO is involved in the design and implementation of our executive compensation program as it applies to his direct reports. He is typically present at Compensation Committee meetings, except that he is not present when the Compensation Committee deliberates or votes on his compensation arrangements in executive session. Our CEO reviews the individual performance of each executive officer annually and makes recommendations to our Compensation Committee regarding their compensation arrangements.

Role of the Independent Compensation Committee Consultant

Our Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation consultants, outside legal counsel and other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. Since 2021, the Compensation Committee has engaged PricewaterhouseCoopers (“PwC”) as its independent compensation consultant to support our executive and Board compensation offerings. PwC typically provides the Compensation Committee with advice and guidance on the following topic areas (although some of these areas may not always be provided annually):

•	the assessment of the Company’s executive compensation programs and practices;
•	the evaluation of long-term incentive compensation practices and annual and long-term incentive plan design;
•	the evaluation and selection of a compensation benchmarking comparator peer group;
•	market benchmarking data around executive and director pay levels and design; and
•	the competitiveness of the executive officers’ elements of compensation and post-employment benefits contained in executive employment agreements.

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Compensation Discussion and Analysis

PwC has attended certain Compensation Committee meetings and attends executive sessions when requested by the Chairperson of the Compensation Committee. The Compensation Committee has reviewed the independence of PwC considering SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that the work of PwC for the Compensation Committee does not raise any conflict of interest.

Peer Group Benchmarking Analysis

To ensure that our executive compensation program is competitive and allows us to meet our objective of attracting, retaining, and motivating a high-performing executive team, the Compensation Committee, with assistance from PwC, has established a peer group to benchmark executive compensation data and practices. For 2022 benchmarking purposes, our peer group consisted of the following 13 public companies, which are insurance companies deemed to be of similar size and scope when considering Palomar’s weighted positioning of market capitalization, gross written premiums and revenue:

Amerisafe, Inc.	James River Group Holdings, Ltd.	Protective Insurance Corp.
FedNat Holding Co.	Kinsale Capital Group, Inc.	RLI Corp.
Goosehead Insurance, Inc.	Mercury General Corp.	Safety Insurance Group, Inc.
HCI Group, Inc.	NI Holdings, Inc.	United Insurance Holdings Corp.
Heritage Insurance Holdings, Inc.

The Compensation Committee has benchmarked our executive compensation against these companies for purposes of establishing our 2022 compensation program and reviewed the overall peer compensation information to understand how our NEO’s total compensation compares to competitive norms.

To ensure our peer group continues to remain representative of the competitive landscape in which we operate and is appropriate from a size standpoint, our Compensation Committee, with the assistance of PwC, annually reviews the peer group and makes adjustments if appropriate. For 2023 benchmarking purposes, after conducting a review of the prevailing competitive market with the assistance of PwC, the Compensation Committee modified the peer group to consist of the below 18 public companies. As part of the process of determining the benchmarking peer group for 2023, we again considered Palomar’s weighted positioning of market capitalization, gross written premiums and revenue to ensure we maintain an appropriate comparator group from a size standpoint.

Amerisafe, Inc.	Hallmark Financial Services	Lemonade, Inc.
Argo Group	HCI Group	NI Holdings
Atlantic American	Heritage Insurance	ProAssurance Corp.
Donegal Group	Hippo Holdings	RLI Corp.
Global Indemnity	James River Group	Safety Insurance Group
Goosehead Insurance	Kinsale Capital Group	Universal Insurance Holdings

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Compensation Discussion and Analysis

Compensation Elements Used to Achieve Compensation Philosophy and Objectives

The Compensation Committee annually determines our pay mix with guidance from its independent consultant PwC and a review of prevailing market norms and trends. We design the mix of our pay elements to foster and promote our pay-for-performance culture, to support our strategic priorities of growth and to attract, retain and motivate our executives. The elements of our 2022 compensation mix and rationale for using and determining each are set forth as follows:

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	Key Design Features
Fixed (Not at Risk)	Base Salary	Representing the sole fixed compensation component of our pay mix, payable in cash and reviewed annually and adjusted when appropriate.	Provide stable and competitive base pay to facilitate the attraction and retention of a high-performing executive team.	Individual performance, experience, job scope, and compensation benchmarking.	• We generally set base salaries near the median of market, though pay may vary depending on the value and supply/ demand dynamics of the position
Variable (At Risk)	Annual Incentive Plan (“AIP”)	Variable compensation component capped at a maximum level (150% of target for 2022) payable in cash based on performance against annually established Company metrics and individual performance.	Motivate and reward the successful achievement of pre-determined Company financial objectives and individual performance.	Target opportunity is based on job scope and competitive benchmarking. Payouts are based on company and individual performance against rigorous objectives.	• Company metrics (80%): —40% adjusted net income (“ANI”) —40% ANI pre-catastrophe losses • Individual management by objectives (20%)
LTI (“Long- Term Incentives”)– Performance Stock Units (“PSUs”)[1]

PSUs represents a right to receive shares based on Company financial performance. For 2022, the performance period was one year, but the earned PSUs are subject to a required three-year service period of before vesting.

			PSUs, RSUs and Stock Options align the interests of executives with long-term stockholder value creation under our five guiding principles and serve to attract and retain talent.	Awards based on the individual’s ability to impact future results, job scope, individual performance, and review of competitive pay practices.

•   Based wholly on Company performance:

—70% adjusted return on equity (“ROE”)

—30% gross written premiums (“GWP”)

•   Effective with the 2023 PSUs, units tied to ROE have a three-year measurement period.

	LTI - Restricted Stock Units (“RSUs”)[1]	RSUs represents a right to receive shares that vest ratably on each of the first three anniversaries of the grant date, subject to the individual’s continued service.			• Value of RSUs tracks PLMR’s stock price over the vesting period, which fosters long-term alignment of management and shareholder interests.
LTI - Stock Options[1]

Nonqualified stock options to purchase shares in the future based on the market price when awarded.

Expire in ten years and vest ratably over three years, subject to the individual’s continued service.

• Strike price always set at market price • For executives to recognize value from options, PLMR’s stock price must appreciate from the grant date level.

(1)	Effective 2023, in response to shareholder feedback, we modified our LTI mix and removed stock options from the mix, increased PSUs from 20% to 50% of the mix, and reduced the allocation of RSUs from 60% to 50%.

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Compensation Discussion and Analysis

2022 Compensation Program Overview

Our 2022 executive compensation program was established in the first quarter of 2022 prior to our May 2022 advisory say-on-pay vote and our subsequent shareholder outreach campaign. Changes we made to our compensation programs in response to shareholder feedback, as detailed in the “Executive Summary” section of our CD&A on pages 43-49 above, are reflected in our 2023 compensation program.

2022 Target Compensation and Pay Mix

Our Compensation Committee establishes target total compensation opportunities for our executives at the beginning of each year. Consistent with our pay-for-performance philosophy, the majority of each executive’s pay mix is in the form of at-risk compensation. Executives have the opportunity to earn above-target pay if they deliver company and individual performance at levels above target, and conversely their earned pay will be below target in cases where performance achievement is below target, thereby ensuring we pay for performance. For 2022, the target total compensation opportunities for NEOs was as follows:

Executive	Base Salary ($)	Target Bonus %	Target Bonus ($)	Target LTI ($)(1)(2)	Total Target Comp ($)
Mac Armstrong	$850,000	100%	$850,000	$1,275,000	$2,975,000
Christopher Uchida	425,000	60%	255,000	255,000	935,000
Jon Christianson	400,000	60%	240,000	240,000	880,000
Jonathan Knutzen	350,000	60%	210,000	210,000	770,000
Angela Grant	335,000	50%	167,500	167,500	670,000
Michelle Johnson	310,000	50%	155,000	155,000	620,000

(1)	For 2022, LTI mix was (i) 60% RSUs, (ii) 20% PSUs and (iii) 20% stock options. In response to our May 2022 advisory say-on-pay vote and subsequent shareholder outreach efforts, we modified our LTI mix for 2023 to remove stock options from the mix, decreased the RSU allocation to 50%, and increased the allocation of performance-based equity in the form of PSUs from 20% to 50% of overall the mix.
(2)	Ms. Grant and Mrs. Johnson received one-time supplemental grants in January 2022 based on a pay equity review conducted by the Compensation Committee. These grants were issued prior to our 2022 advisory say-on-pay vote and subsequent shareholder outreach campaign. In response to the aforementioned May 2022 advisory say-on-pay vote and shareholder outreach, we committed to cease issuing supplemental equity grants to executive officers without first engaging with shareholders.

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Compensation Discussion and Analysis

Our target pay mix for 2022 for our CEO and average all other NEOs was as follows:

(1)	“2022” Other NEOs Average Target Compensation” excludes supplemental recognition equity grants awarded to Ms. Grant and Mrs. Johnson in 2022. These awards are described in detail in the “2022 Executive Recognition Grants” section of the CD&A beginning on page 42. These grants were issued prior to our May 2022 advisory say-on-pay vote and subsequent shareholder outreach campaign. In response to shareholder feedback, we committed to no longer issue supplemental equity grants outside our core compensation program without engaging with shareholders first.

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Compensation Discussion and Analysis

Compensation Decisions Related to 2022

Base Salaries

We believe it is important to pay our executives a competitive base salary to provide them a predictable level of income. Each NEO’s annual base salary is subject to periodic review by the Compensation Committee. In establishing base salaries, we consider several factors, including market data for similar positions as provided by PwC, the duties and responsibilities of the position, and the performance of the executive. NEOs do not receive automatic merit increases to their base salaries. Rather, in-line with our pay-for-performance culture, the base salaries of our NEOs are reviewed annually by the Committee to determine whether an adjustment is warranted.

For 2022, base salaries for our Named Executive Officers were as follows:

Name	2022 Base Salary	2021 Base Salary	% Increase
Mac Armstrong	$850,000	$850,000	0.0%
Christopher Uchida	425,000	415,000	2.4%
Jon Christianson	400,000	375,000	6.7%
Jonathan Knutzen	350,000	300,000	16.7%
Angela Grant	335,000	300,000	11.7%
Michelle Johnson	310,000	280,000	10.7%

Our Compensation Committee and CEO determined that no increase would be made to the CEO’s salary for 2022.

Our other NEOs received base salary increases ranging from approximately 2% to 17% based on a review of their role, performance, promotions and our peer group benchmarking data as provided by PwC. Their increases were generally aimed at better aligning their base salaries with market median levels. PwC’s benchmarking analysis found that Mr. Knutzen and Ms. Grant and Mrs. Johnson were particularly below market from a salary standpoint, and their increases for 2022 were intended to bring them closer to market median.

Annual Incentive Plan

A second key component in our compensation framework is our AIP, which is our annual cash bonus program. Our AIP has the potential to reward our NEOs for the achievement of rigorous financial, strategic, and operational performance over an annual period. Each NEO was eligible to participate in our AIP for 2022, which was capped at a maximum payout of 150% of target for the year. The Compensation Committee oversees the AIP, evaluates the individual performance component, and approves the bonus payments of each NEO. Bonus awards are payable in cash by no later than March 15th of the year following the performance year.

Guided by our pay-for-performance philosophy, the table below summarizes the performance metrics used to determine the 2022 annual cash incentives, the weighting of each metric, and the threshold, target, and maximum payout hurdles:

2022 Metrics	Weighting	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)
Adjusted Net Income (“ANI”)(1)	40%	$68.0	$80.0	$100.0
ANI Before Catastrophe Losses(2)	40%	$65.5	$77.0	$ 96.3
Management by Objectives (MBOs)	20%	Not Applicable	Not Applicable	Not Applicable

(1)	ANI is a metric we use to evaluate our financial performance and is a key metric by which external stakeholders evaluate our performance. See Reconciliation of Non-GAAP Financial Measures in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2022, for a reconciliation of ANI to Net Income calculated in accordance with GAAP.
(2)	ANI before catastrophe losses is a metric we use on an internal basis that allows us to evaluate our financial performance without the volatility caused by catastrophe losses.

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Compensation Discussion and Analysis

Our company financial performance objectives are set at 85% of target for Threshold to 125% of target for Maximum, thereby requiring significant outperformance to attain the plan Maximum. Payouts under the 2022 AIP range from 50% at Threshold to 150% at Maximum, with no bonuses earned for performance below Threshold.

Adjusted Net Income and Adjusted Net Income Before Catastrophe Losses

Adjusted Net Income (ANI), both gross and net of catastrophe losses, represents a key earnings measure by which our shareholders and the investor community evaluate our performance. We believe that sustained ANI performance will translate to long-term shareholder value creation, and accordingly, our Compensation Committee allocated a 40% weighting to both ANI and ANI before catastrophe losses.

Based on our 2022 financial results, our ANI and ANI before catastrophe losses correlated to the following payout percentages:

Metric	Threshold (50%)	Target (100%)	Max (150%)	Actual Result	Payout as a % of Target
ANI ($ in millions)	$68.0	$80.0	$100.0	$71.3	64.8%
ANI Before Catastrophe Losses ($ in millions)	$65.5	$77.0	$ 96.3	$85.1	121.5%

Due primarily to catastrophe losses from Hurricane Ian, our ANI results were below target; however, our ANI before catastrophe losses was above target due to otherwise strong results on underwriting and investing performance.

Management by Objectives (“MBO”)

While the majority of our AIP is based on Company financial measures that directly contribute to long-term shareholder value creation, our Compensation Committee also believes it is important to hold our executive officers accountable for performance and objectives tied directly to their roles and areas of responsibility. Accordingly, we have included a 20% allocation under our AIP to MBOs, to reward individual performance where appropriate. For 2022, the objectives below serve as a framework to broadly assess NEO’s strategic accomplishments and should not be interpreted as an exhaustive list of achievements.

Objective:	Mac Armstrong	Chris Uchida	Jon Christianson	Jon Knutzen	Angela Grant	Michelle Johnson
PLMR 2X	●	●	●	●	●	●
Reinsurance	●		●	●
Expanding Partnerships	●	●	●
ESG	●				●	●
Organization & Development		●		●	●	●
Financial/Investor Relations		●
Board Relations	●			●	●	●
Analytics			●	●	●

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Compensation Discussion and Analysis

Following the end of the year, our Compensation Committee reviewed our CEO’s performance relative to his MBOs, and further reviewed, with input from our CEO, our other NEOs’ performance relative to their MBOs. The Committee concluded that all our NEOs achieved their target MBOs, and accordingly, our Compensation Committee approved a 100% target payout for the MBO component of our 2022 AIP.

Aggregate 2022 AIP Payouts

Based on Company performance under the ANI and ANI before catastrophe losses metrics and individual performance under the MBO metric, we achieved a weighted average aggregate payout under our 2022 AIP of 94.5% of target, calculated as follows:

Metric	Weighting	Payout as a % of Target	Weighted Average Payout
ANI	40%	64.8%	25.9%
ANI before catastrophe losses	40%	121.5%	48.6%
MBOs	20%	100.0%	20.0%
Total Payout as a % of Target			94.5%

Accordingly, 2022 bonus payouts for our NEOs were calculated as follows:

Executive	2022 Target Bonus ($)(1)	Earned Payout %	2022 Bonus Payout ($)
Mac Armstrong	$850,000	94.5%	$803,406
Christopher Uchida	254,500	94.5%	240,549
Jon Christianson	238,750	94.5%	225,662
Jonathan Knutzen	207,500	94.5%	196,126
Angela Grant	158,993	94.5%	150,278
Michelle Johnson	153,750	94.5%	145,322

(1)	Actual bonus targets and payouts are calculated based on actual salary earned during the year, which is impacted by the timing of salary increases. Target view of total compensation illustrated in the “2022 Target Compensation and Pay Mix” section of this proxy on page 50 is based on annualized salaries, and thus target bonus amounts differ from above.

Long-Term Equity Compensation

The third component in our compensation program is the utilization of long-term equity incentives, or LTI compensation, which comprises a key part of our NEOs’ compensation packages. Moreover, to foster an ownership culture throughout our organization and promote internal equity across our company, we issue LTI to all our team members, including our hourly personnel.

Our LTI compensation program focuses the efforts of our NEOs and other executive officers on the achievement of long-term objectives and aligns the long-term financial interests of our executive officers with those of our stockholders. The value of awards granted under the LTI program is dependent on our future stock performance and gives our NEOs incentives to take actions to drive sustained, long-term shareholder value creation.

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Compensation Discussion and Analysis

LTI equity awards are typically issued to our NEOs and other team members on an annual basis and are based on a predetermined target percentage of the NEO’s annual salary. All our 2022 LTI grants vest over three years, ensuring long-term alignment of management and shareholder interests.

For 2022, the LTI mix for our NEOs was as follows:

(1)	We have since modified our LTI mix beginning for 2023 in response to shareholder feedback. For 2023, we increased the PSU allocation from 20% to 50%, eliminated stock options from the mix and reduced the RSU allocation from 60% to 50%.

Based on our 2022 LTI mix, we granted the following LTI awards to our NEOs for 2022:

Executive	Base Salary	Total Target 2022 LTI	LTI $ Value in PSUs (20%)(2)	LTI $ Value in RSUs (60%)(2)	LTI $ Value in Stock Options (20%)(2)
Mac Armstrong	$850,000	$1,275,000	$255,000	$765,000	$255,000
Christopher Uchida	425,000	255,000	51,000	153,000	51,000
Jon Christianson	400,000	240,000	48,000	144,000	48,000
Jonathan Knutzen	350,000	210,000	42,000	126,000	42,000
Angela Grant(1)	310,000	155,000	31,000	93,000	31,000
Michelle Johnson	310,000	155,000	31,000	93,000	31,000

(1)	Ms. Grant’s 2022 LTI grants were issued prior to her base salary increase to $335,000. Accordingly, the 2022 LTI grants were calculated off her then salary of $310,000 upon grant.
(2)	In response to our May 2022 advisory say-on-pay vote and subsequent shareholder outreach efforts, we modified our LTI mix for 2023 to remove stock options from the mix and increase the allocation of performance-based equity in the form of PSUs from 20% to 50% of the mix, with RSUs dropping from 60% to 50%.

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Compensation Discussion and Analysis

Performance Attainment Under 2022 PSU Grants

Consistent with our historical equity compensation grant practices, our 2022 LTI awards, including the 2022 PSUs, were issued in the first quarter of 2022 on January 26, 2022. Accordingly, our 2022 PSUs largely had the same structure as our 2021 PSUs. Performance for the 2022 PSU grants was measured based on the following company metrics:

•	70% based on adjusted ROE[1]; and
•	30% subject to GWP objectives.

Adjusted ROE serves as a measure of our capital efficiency, while GWP represents an important top-line metric that shareholders use to evaluate our ability to grow the business.

The specific threshold, target and maximum level adjusted ROE and GWP objectives for our 2022 PSUs, along with our actual performance for 2022, were as follows:

Metric	Weighting	Threshold (50%)	Target (100%)	Max (200%)	Actual PLMR Result	Payout as a % of Target
Adjusted ROE	70%	9.0%	12.0%	15.0%	18.3%	200.0%
GWP ($ in millions)	30%	$676.0	$751.0	$826.0	$881.9	200.0%
Total Payout						200.0%

During 2022, our adjusted ROE improved to 18.3% from 13.8% due to stronger underwriting and investing results. Our GWP also increased by approximately 65% due to strong growth across multiple lines of business including our core earthquake line, our inland marine line and newer lines such as fronting and casualty.

As our 2022 PSUs were granted prior to the May 2022 advisory say-on-pay vote and our shareholder outreach campaign, they were issued under our historical construct where performance was measured over a one-year period, with two subsequent years of cliff vesting, resulting in a total three-year vesting period. The total number of units which our NEOs earned under our 2022, and which are still subject to two additional years of vesting through the end of 2024, were as follows:

Executive	2022 Target PSUs Granted (#)	Earned Performance Multiple	2022 Earned PSUs (#)
Mac Armstrong	5,397	200.0%	10,794
Christopher Uchida	1,079	200.0%	2,158
Jon Christianson	1,016	200.0%	2,032
Jonathan Knutzen	889	200.0%	1,778
Angela Grant	656	200.0%	1,312
Michelle Johnson	656	200.0%	1,312

Although the performance objectives for the 2022 PSUs have been attained, the additional two years of cliff vesting entails that the earned units will continue to fluctuate in value based on changes in Palomar’s stock price through the vesting date, ensuring continued shoulder-to-shoulder alignment of management and shareholder interests for the full three-year vesting period of the grants.

(1)	This is a Non-GAAP Financial Measure; see Reconciliation of Non-GAAP Financial Measures in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2022.

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Compensation Discussion and Analysis

2022 Supplemental Executive Grants

To better foster internal pay equity amongst our executive team, the Compensation Committee undertook a pay equity assessment and, on January 26, 2022, they approved the issuance of one-time supplemental grants to Ms. Grant and Mrs. Johnson in light of the results of this study and their continued strong performance. The grants were issued in accordance with our 2022 LTI mix with all awards subject to a three-year vesting period.

The table below shows a summary of the 2022 Supplemental Executive Grants:

Executive	Total 2022 Supplemental LTI Grant ($)	LTI $ Value in PSUs (20%)	LTI $ Value in RSUs (60%)	LTI $ Value in Stock Options (20%)
Angela Grant	$310,000	$62,000	$186,000	$62,000
Michelle Johnson	310,000	62,000	186,000	62,000

As these awards to Ms. Grant and Mrs. Johnson were granted in January 2022, their issuance preceded our May 2022 advisory say-on-pay vote and shareholder outreach campaign. During our extensive discussions with stockholders that occurred later in 2022 and in 2023, our shareholders relayed to us that while they understand the rationale behind supplemental equity grants, they prefer for executive stock awards to generally be limited to grants issued under the annual compensation program construct. Accordingly, prospectively we have committed to no longer issue any supplemental equity grants to our officers without engaging with shareholders first.

2022 Retirement of Heath Fisher

In September 2021, Mr. Fisher notified the Company of his intention to retire from his position as President effective April 1, 2022. Accordingly, upon retirement, Mr. Fisher ceased participating in our executive compensation programs. In line with our practice of not providing any supplemental retirement compensation or other considerations to executives or team members, Mr. Fisher did not receive any severance or other payments upon his retirement. All his unvested equity awards were immediately forfeited upon his termination date, and apart from Mr. Fisher’s statutory eligibility to participate, wholly at his own cost, in eighteen months of COBRA continuation of health and welfare benefits, no termination considerations were provided by the Company to Mr. Fisher.

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Compensation Discussion and Analysis

2023 Compensation Program Overview

As discussed in the Executive Summary on pages 43 above, following our May 2022 advisory say-on-pay vote where 22% of shareholders voted to approve our say-on-pay resolution, we conducted a shareholder outreach campaign to meet with as many stockholders as possible to solicit their feedback on executive compensation, corporate governance and ESG matters. We highly value our shareholder’s viewpoints, and we made it a priority to engage, listen and be responsive to their feedback by addressing their concerns:

Process Highlights of Palomar’s 2022/2023 Shareholder Outreach Campaign
•	We contacted fifteen (15) shareholders representing 68% of our total shares outstanding
•	We held fourteen (14) meetings with eleven (11) shareholders who collectively own approximately 40% of our total shares outstanding and solicited their feedback on executive compensation, corporate governance and ESG related matters
•	Our Compensation Committee Chair led all the shareholder meetings
•	We did a comprehensive review of our ISS and Glass Lewis 2022 proxy reports, and we held briefing calls with both firms to better understand their approach to proxy analysis and their prior feedback on our executive compensation program
•	We implemented material modifications to our executive compensation and governance programs (summarized on page 3) in direct response to shareholder feedback
•	We reengaged with our largest shareholder for a second time in 2023 to review the modifications we made to our 2023 executive compensation programs

We believe our 2022/2023 shareholder outreach campaign was successful, as it resulted in several key changes to our 2023 executive compensation program that directly addressed shareholder feedback and concerns. We are committed to continuing our outreach and dialogue with our largest shareholders at least annually.

Base Salaries

In line with our pay-for-performance philosophy, base salaries have and continue to represent a minority portion of each NEOs’ target compensation mix. During our conversations with stockholders, select shareholders commented on our CEO’s January 2021 salary increase. While the increase was made as part of our then continuing transition from our prior private equity compensation structure to public company market norms, for 2023 our Compensation Committee and CEO again agreed that no increase would be made to the CEO’s salary for a second consecutive year as part of our response to shareholder feedback.

2023 salaries for our NEOs are as follows:

Executive	2023 Base Salary ($)	2022 Base Salary ($)	% Increase
Mac Armstrong	$850,000	$850,000	0.0%
Christopher Uchida	450,000	425,000	5.9%
Jon Christianson	425,000	400,000	6.3%
Jonathan Knutzen	380,000	350,000	8.6%
Angela Grant	355,000	335,000	6.0%
Michelle Johnson	345,000	310,000	11.3%

Our other NEOs received base salary adjustments for 2023 based on a review of their performance, promotions and market compensation data provided by PwC, with the intent to maintain their salaries near the median of our peer group. Our CEO’s base salary is presently below our peer group median.

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Compensation Discussion and Analysis

2023 AIP

During our stockholder outreach campaign, our shareholders expressed strong support for the structure of our AIP. Their feedback was that our bonus plan has an appropriate blend of Company financial metrics and individual performance requirements, and that the use of ANI and ANI before catastrophe losses as the Company financial metrics represent core measures for which management should be held accountable.

One area of concern around our AIP that shareholders relayed to us was their preference for us to include enhanced disclosures regarding Palomar’s performance against the plan metrics and a detailed breakout of the calculation behind executive bonus payouts. Accordingly, we included enhanced disclosures for our 2022 AIP payouts on pages 54-55, and we will include such enhanced disclosures around 2023 AIP payouts in the 2024 proxy and all future proxy filings.

As our shareholders were supportive of our core AIP structure, the Compensation Committee approved our 2023 AIP to predominantly be based on the same metrics as the prior year, with the slight modification of transitioning to pre-tax ANI and ANI before catastrophe losses to better gauge management’s performance against factors they can directly influence. In addition, in line with our objective to measure management’s performance against factors they can directly influence, we’ve removed the impact of mark-to-market accounting requirements for our investment returns from our calculation of ANI. For 2023, our AIP is subject to the following performance objectives:

Metric	Weighting	Threshold	Target	Max
Pre-Tax ANI ($ in millions)	40%	$92.1	$108.3	$135.4
Pre-Tax ANI Before Catastrophe Losses ($ in millions)	40%	$96.9	$114.0	$142.5
Individual MBOs(1)	20%	N/A	N/A	N/A

(1)	Our discussions with shareholders also included dialogue on evaluating inclusion of ESG metrics in our incentive plans. For 2023, three of our NEOs (including our CEO Mr. Armstrong, along with Ms. Grant and Mrs. Johnson) have ESG objectives included in their MBOs. We will continue to further evaluate the use of ESG as an incentive plan metric where appropriate.

2023 Long-Term Equity Compensation

A fundamental component of our compensation offerings has been and will continue to be long-term equity-incentive grants, not only for our NEOs but for all Palomar team members, as we grant stock awards across our organization as part of our effort to foster an ownership culture. As such, a significant portion of our conversations with shareholders, as well as commentary from ISS and Glass Lewis, focused on improvements that could be made to our LTI program. Key feedback we received on our LTI, along with action steps we undertook to address shareholder feedback, is as follows:

Shareholder Feedback on Our LTI	Modifications Made to Our LTI (Effective 2023)
Consideration to increase the allocation of performance-based equity in LTI mix	We increased the allocation of our PSUs from 20% to 50% of our LTI mix, eliminated the use stock options, and reduced the RSU allocation to 50%
Transition to multi-year measurement period for PSUs	We extended the performance measurement period for the ROE component that comprises 70% of our target PSUs from 1 year to 3 years (PSUs tied to GWP will continue to have a one-year measurement period, as the year-over-year variability in key drivers of GWP, such as availability and cost of reinsurance, makes it extremely challenging to establish realistic GWP hurdles multiple years in advance)
Enhance disclosures around PSU performance metrics and individual payout calculations	We have included enhanced disclosures in this year’s CD&A detailing the mechanics and payout calculations underlying our 2022 PSUs (page 56), and we will continue to include such enhanced disclosures in subsequent proxies
Supplemental retention awards to NEOs	We have made a commitment to no longer issue supplemental equity grants to executive officers without first engaging shareholders, and we have clarified that our vehicle for granting equity is our annual LTI program

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Compensation Discussion and Analysis

2023 LTI Mix

Based on the changes we adopted for 2023, our 2023 LTI mix for our NEOs reflects a significant increase in the allocation of performance-based stock awards, as follows:

All our 2023 grants continue to have a three-year vesting period to foster long-term alignment of management and shareholder interests.

2023 PSUs

Our 2023 PSUs are based (i) 70% on Adjusted ROE and (ii) 30% on GWP, as our shareholders were supportive of these metrics given they are key drivers of our long-term shareholder value creation strategy. The specific financial objectives for our 2023 PSUs are as follows:

Metric	Weighting	Performance Period	Vesting Period	Threshold	Target	Max
Adjusted ROE	70%	3 years	3 years	9.0%	12.0%	15.0%
GWP ($ in millions)	30%	1 year	3 years	$935.0	$1,100.0	$1,270.0

Though our core metrics and metric weightings remained consistent with the prior year grants, we did implement several key modifications to our 2023 PSUs to address shareholder feedback. The majority portion of the PSUs tied to Adjusted ROE (70%) will now have a three-year measurement period. The minority portion of the PSUs tied to GWP will continue to have a one-year measurement period, as the year-over-year variability in key drivers of GWP, such as availability and cost of reinsurance, makes it extremely challenging to establish realistic GWP hurdles multiple years in advance.

Additionally, as previously noted, our 2023 PSUs now comprise 50% of our 2023 LTI mix (previously had a 20% allocation) as part of our efforts to increase the proportion of our LTI mix that is performance-based.

No 2023 Supplemental Equity Grants

We have not issued, nor do we intend to issue, any supplemental equity grants to our executive officers in 2023 or in future years. In response to shareholder feedback, we have prospectively committed not to issue supplemental stock grants to executives without engaging with shareholders first.

We look forward to additional shareholder feedback in the future.

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Compensation Discussion and Analysis

Compensation Policies and Other Information

Our executive compensation policies and practices are designed to reinforce our pay-for-performance philosophy and align with sound governance principles. Listed below are highlights of our executive compensation policies and practices:

WHAT WE DO	WHAT WE DON’T DO
Pay-for-performance philosophy where the significant majority of our executives’ compensation is at-risk	No overlapping performance metrics used in our short- and long-term incentive plans
Fully independent directors on the Compensation Committee	No supplemental equity grants to executives without first engaging with shareholders
Independent compensation consultant engaged by the Compensation Committee	No supplemental retirement or pension benefit plans for our executive officers
Performance-based cash and equity incentives based on company performance goals and individual performance that directly ties to shareholder value creation	No excessive executive perquisites
Equity award vesting periods of three or more years	No tax gross-ups for change in control related payments
Conduct an annual risk assessment of our compensation programs and risk mitigation practices	No short sales, hedging, or pledging of Palomar stock nor transactions involving derivatives of our common stock
Review our equity compensation dilution, burn rate and cost on a quarterly basis	No “single trigger” change in control payments and benefits
Clawback policy on cash and equity incentive compensation	No repricing of underwater stock options without shareholder approval
Stock ownership guidelines for CEO and other executive officers (increased CEO ownership requirement from 4x to 5x base salary and expanded the policy to apply to all officers)

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of cash performance-based incentive compensation paid by us as well as performance-based equity awards. The Clawback Policy applies to our NEOs and other executive officers as determined by the Board. Generally, circumstances surrounding any recoupments sought under this policy include financial restatements and other triggering events as determined by the Compensation Committee.

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Compensation Discussion and Analysis

On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely amend and restate our clawback policy to reflect these new requirements when they become effective.

Anti-Hedging and Anti-Pledging Policy; Stock Trading Practices

We maintain an Insider Trading Policy that, among other things, prohibits our executive officers, directors, and other key team members from trading during quarterly and special blackout periods. Included in the Insider Trading Policy is a robust anti-hedging and anti-pledging policy under which our executive officers and directors are strictly prohibited from engaging in short-term or speculative transactions involving Palomar securities, such as publicly traded options, short sales, puts and calls, hedging, pledging and other monetization transactions, nor are they allowed to hold Palomar securities in a margin account or engage in any other hedging or pledging activities.

Stock Ownership Guidelines

In early 2021, we had adopted Executive Stock Ownership Guidelines for our CEO and President to ensure alignment of these executives’ interests with those of our stockholders. Our stock ownership requirements are set as a multiple of base salary using the fair market value of the Company’s common stock on the date of annual evaluation.

As part of our comprehensive response to our 2022 advisory say-on-pay vote and feedback relayed to us by shareholders during our outreach campaign, we increased our CEO ownership multiple from 4x to 5x base salary to align with prevailing market best practices. We additionally expanded the Stock Ownership Guidelines to apply to all executive officers. Accordingly, our stock ownership salary multiples are currently set as follows:

Position	Salary Multiple
Chief Executive Officer	5x
All Other Executive Officers	2x

Executives subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, outstanding time-based stock options that are “in-the-money,” unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met. Underwater stock options are also not counted toward the ownership requirement. The Compensation Committee intends to review the stock ownership progress of executives subject to these Stock Ownership Guidelines on an annual basis. While not required yet, each of our NEOs subject to these Stock Ownership Guidelines currently meet their ownership requirement.

Equity Awards Granting Practices

In 2022, we granted annual equity awards under our LTI program during the first quarter of the fiscal year, and subsequently granted equity awards on a monthly basis for eligible new hires, promotions, and discretionary purposes, subject to approval of the Compensation Committee. Equity grants to non-employee directors are discussed in further detail under the section “2022 Director Compensation”.

The grant date for all awards to eligible recipients, including executive officers and other key team members, is determined by the Compensation Committee at its meeting to approve such awards. For stock options, which we no longer grant effective 2023 as part of our effort to increase the proportion of performance-based stock grants in the LTI mix in response to shareholder feedback, the exercise price is always the closing price of our common stock on the grant date. This procedure along with a pre-established grant cycle provides assurance that the grant dates are not being manipulated to result in a price that is favorable to us or our executive officers and other key team members. The vesting schedule of the respective awards will be subject to our standard award agreements, which may be amended from time to time. Any vesting terms outside of our standard award agreements must be approved by the Compensation Committee.

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Compensation Discussion and Analysis

Impact of Accounting and Tax Requirements of Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to certain executives. The Compensation Committee intends to maximize the tax deductibility of compensation paid to our executive officers where possible. However, the Compensation Committee also realizes that to attract and retain individuals with superior talent, it may decide to pay compensation to our executive officers that is not deductible due to Section 162(m).

Section 409A Tax Considerations

We consider the tax impact when designing or deciding to amend our compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation and Sections 280G and 4999 of the Internal Revenue Code that affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to team members and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the option or other award.

For performance awards, when granted, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-determined performance goals.

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Compensation Discussion and Analysis

Compensation Risk Assessment

The Compensation Committee annually conducts a risk assessment of our compensation programs to determine whether the program encourages unnecessary or excessive risk taking and do not result in potential adverse impact to the Company, financially or otherwise. Our Compensation Committee has reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

•	individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each executive officer;
•	the performance metrics under our short-term incentive program are distinct and separate from the metrics under our long-term incentive program, thereby ensuring there is no duplicative compensation opportunity for attainment of the same performance metric;
•	the members of our Compensation Committee who approve final bonus recommendations are independent;
•	executive officers receive the majority of their total direct compensation in the form of at-risk incentives (both annual cash bonus opportunity and long-term stock compensation subject to multi-year vesting) to align the interests of our executive officers with long-term value creation for our stockholders;
•	we maintain a robust clawback policy (which we are in process of updating to comply with the new pending SEC requirements) that allows for the recovery of incentive cash or stock compensation paid or payable to executives in the event of a restatement or other triggering event; and
•	executive officers are subject to robust stock ownership guidelines, further ensuring their long-term wealth is tied to long-term Company performance.

Based on our review, we have determined our compensation programs and practices are not reasonably likely to have a material adverse effect on the Company and do not promote unnecessary or excessive risk taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Richard H. Taketa (Chair)

Daina Middleton

Martha Notaras

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mac Armstrong Chief Executive Officer and Chairman of the Board	2022	850,000	1,069,353	268,418	803,406	9,150	3,000,327
	2021	846,094	17,116,007	480,201	795,248	8,700	19,246,249
	2020	598,438	359,980	90,674	—	14,520	1,063,612
Christopher Uchida Chief Financial Officer	2022	424,167	213,821	53,668	240,549	9,150	941,355
	2021	413,594	5,184,481	50,227	233,243	8,700	5,890,245
	2020	325,000	116,959	29,460	75,000	8,550	554,969
Jon Christianson(5) President Chief Underwriting Officer	2022	397,917	201,290	50,518	225,662	9,150	884,536
	2021	375,000	3,504,035	45,378	211,302	8,700	4,144,102
	2020	355,000	127,744	313,673	85,200	8,550	890,167
Jonathan Knutzen(6) Chief Risk Officer	2022	345,833	176,129	44,198	196,126	9,150	771,436
	2021	300,000	2,138,697	36,292	169,183	8,700	2,652,872
Angela Grant(7) Chief Legal Officer	2022	317,986	389,950	97,866	150,278	9,150	965,230

Michelle Johnson(8) Chief Talent & Diversity Officer	2022	307,500	389,950	97,866	145,322	9,150	949,788

Heath Fisher(9) Former President	2022	124,727	—	—	—	10,363	135,089
	2021	464,219	300,265	130,788	349,057	14,400	1,258,729
	2020	415,000	149,316	37,611	—	14,250	616,177

(1)	Amounts in this column reflect the grant date value of RSUs and PSUs as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. With respect to our 2022 PSU grants, the value shown in the table above reflects the grant date fair value based on the probable outcome of the performance milestones associated with such awards. The grant date fair value of each such award if all applicable performance milestones associated with such awards were achieved in full is $534,627 for Mr. Armstrong, $106,886 for Mr. Uchida, $100,645 for Mr. Christianson, $88,064 for Mr. Knutzen, $194,950 for Ms. Grant and $194,950 for Mrs. Johnson. 2022 amounts include supplemental stock grants for Ms. Grant and Mrs. Johnson, and 2021 amounts include supplemental stock grants for Messrs. Armstrong, Uchida, Christianson and Knutzen. As described in our CD&A, we have since committed to no longer issue supplemental stock grants to our executive officers without engaging with shareholders first.
(2)	Amounts in this column reflect the grant date value of stock options as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)	The amounts in this column represent total performance-based bonuses earned for service rendered during the applicable under our executive bonus plans for such year. All such amounts were paid subsequent to the respective year end.
(4)	The amounts shown represent $9,150 in 401(k) plan employer contributions for Messrs. Armstrong, Uchida, Christianson, Knutzen and Fisher, and Ms. Grant and Mrs. Johnson. For Mr. Fisher, amount also includes $1,663 in car allowance. Upon Mr. Fisher’s retirement, we no longer provide car allowances to any executive officer.
(5)	Mr. Christianson was promoted to President upon the retirement of our former President, Mr. Fisher. Prior to his promotion to President, Mr. Christianson served as our Chief Underwriting Officer.
(6)	Mr. Knutzen joined the Company in April 2019. In accordance with SEC rules, as Mr. Knutzen was not a Named Executive Officer in 2020, compensation information for this period is not required to be disclosed.
(7)	In accordance with SEC rules, as Ms. Grant was not a Named Executive Officer in 2021 and 2020, and compensation information for those periods is not required to be disclosed.
(8)	In accordance with SEC rules, as Mrs. Johnson was not a Named Executive Officer in 2021 and 2020, and compensation information for those periods is not required to be disclosed.
(9)	Mr. Fisher retired effective April 1, 2022.

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Executive Compensation Tables

2022 GRANT OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Award	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Type	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($)	($)(5)
Mac		Cash	425,000	850,000	1,275,000
Armstrong	1/26/2022	Stock Option								13,464	49.53	268,418
	1/26/2022	PSU				2,699	5,397	10,794				267,313
	1/26/2022	RSU							16,193			802,039
Christopher		Cash	127,500	255,000	382,500
Uchida	1/26/2022	Stock Option								2,692	49.53	53,668
	1/26/2022	PSU				540	1,079	2,158				53,443
	1/26/2022	RSU							3,238			160,378
Jon		Cash	120,000	240,000	360,000
Christianson	1/26/2022	Stock Option								2,534	49.53	50,518
	1/26/2022	PSU				508	1,016	2,032				50,322
	1/26/2022	RSU							3,048			150,967
Jonathan		Cash	105,000	210,000	315,000
Knutzen	1/26/2022	Stock Option								2,217	49.53	44,198
	1/26/2022	PSU				445	889	1,778				44,032
	1/26/2022	RSU							2,667			132,097
Angela		Cash	83,750	167,500	251,250
Grant	1/26/2022	Stock Option								1,636	49.53	32,615
	1/26/2022	PSU				328	656	1,312				32,492
	1/26/2022	RSU							1,968			97,475
	1/26/2022	Stock Option								3,273	49.53	65,251
	1/26/2022	PSU				656	1,312	2,624				64,983
	1/26/2022	RSU							3,937			195,000
Michelle		Cash	77,500	155,000	232,500
Johnson	1/26/2022	Stock Option								1,636	49.53	32,615
	1/26/2022	PSU				328	656	1,312				32,492
	1/26/2022	RSU							1,968			97,475
	1/26/2022	Stock Option								3,273	49.53	65,251
	1/26/2022	PSU				656	1,312	2,624				64,983
	1/26/2022	RSU							3,937			195,000

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Executive Compensation Tables

(1)	Reflects amount of annual cash incentive plan awards threshold, target, and maximum potential payouts. Amounts actually paid are reported above in the Summary Compensation table.
(2)	Reflects the threshold, target, and maximum potential payouts pursuant to the PSUs granted under the LTI plan in 2022. The actual payout depends on performance relative to predetermined targets of the Company’s Gross Written Premiums and Adjusted Return on Equity as set by the Compensation Committee. The PSU’s performance period is the fiscal year of the grant. At the end of the performance period, the actual results will be measured against the predetermined targets to determine the number of PSUs to be earned as compensation. The earned PSUs are then subject to a required service period of approximately three years from the grant date before vesting and being issued as common stock. The actual results resulted in a future payout of 200% of target.
(3)	Represents grants of RSUs granted under the LTI plan in 2022 that vest as follows: one-third (1/3) shall vest on the first-year anniversary of the date of the grant; an additional one-third (1/3) shall vest on the second-year anniversary of the date of the grant; and the final one-third (1/3) shall vest on the third-year anniversary of the date of grant, subject to continued service with us.
(4)	Amounts in this column represents grants of stock options under the LTI plan that vest as follows: twenty-five percent (25%) shall vest on the first-year anniversary of the date of the grant and the remaining shall vest in equal monthly installments over the subsequent twenty-four (24) month period subject to continued service with us.
(5)	Amounts in this column reflect the grant date value of stock options, RSUs, and PSUs, as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

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Executive Compensation Tables

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by our Named Executive Officers as of December 31, 2022.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Mac Armstrong	4/16/2019	206,310	—	15.00	4/16/2029	—	—
	9/8/2020	2,047	1,591(1)	98.95	9/8/2030	1,213	54,779
	1/27/2021	5,984	4,093(2)	97.87	1/27/2031	9,870	445,729
	2/1/2021	4,500	3,500(2)	106.60	2/1/2031	—	—
	7/15/2021(5)		—	—	—	325,000	8,582,594
	1/26/2022		13,464(2)	49.53	1/26/2032	26,987	1,218,733
Christopher Uchida	4/16/2019	19,156	—	15.00	4/16/2029	—	—
	9/8/2020	665	517(1)	98.95	9/8/2030	394	17,793
	1/27/2021	1,169	799(2)	97.87	1/27/2031	1,926	86,978
	11/18/2021(5)		—	—	—	81,294	1,950,362
	1/26/2022		2,692(2)	49.53	1/26/2032	5,396	243,683
Jon Christianson	4/16/2019	40,937	—	15.00	4/16/2029	—	—
	7/30/2020	7,779	5,096(1)	87.51	7/30/2030	—	—
	9/8/2020	726	565(1)	98.95	9/8/2030	430	19,419
	1/27/2021	1,056	722(2)	97.87	1/27/2031	1,741	78,624
	11/18/2021(5)		—	—		54,196	1,300,231
	1/26/2022		2,534(2)	49.53	1/26/2032	5,080	229,413
Jonathan Knutzen	4/16/2019	64,920	5,902(1)	15.00	4/16/2029	—	—
	9/8/2020	614	477(1)	98.95	9/8/2030	364	16,438
	1/27/2021	845	577(2)	97.87	1/27/2031	1,392	62,863
	11/18/2021(5)		—	—		32,517	780,124
	1/26/2022		2,217(2)	49.53	1/26/2032	4,445	200,736
Angela Grant	11/30/2020	3,577	3,290(1)	66.10	11/30/2030	—	—
	1/27/2021	563	385(2)	97.87	1/27/2031	928	41,908
	1/26/2022		1,636(2)	49.53	1/26/2032	3,280	148,125
	1/26/2022(5)		3,273(2)	49.53	1/26/2032	6,561	296,295
Michelle Johnson	12/2/2019	10,000	5,000(1)	52.97	12/2/2029	—	—
	9/8/2020	409	318(1)	98.95	9/8/2030	242	10,929
	1/27/2021	526	359(2)	97.87	1/27/2031	864	39,018
	1/26/2022		1,636(2)	49.53	1/26/2032	3,280	148,125
	1/26/2022(5)		3,273(2)	49.53	1/26/2032	6,561	296,295

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Executive Compensation Tables

(1)	Twenty-five percent of the shares subject to the option vest and become exercisable on the first-year anniversary of the grant date and the remaining option shares will vest and become exercisable in thirty-six (36) equal monthly installments thereafter.
(2)	Twenty-five percent of the shares subject to the option vest and become exercisable on the first-year anniversary of the grant date and the remaining option shares will vest and become exercisable in twenty-four (24) equal monthly installments thereafter.
(3)	Represents RSUs and PSUs issued under our LTI plan. For RSUs, one-third (1/3) of the shares subject to the RSUs shall vest on the first-year anniversary of the grant date; an additional one-third (1/3) shall vest on the second-year anniversary of the grant date; and the final one-third (1/3) shall vest on the third-year anniversary of the grant date. The PSUs are subject to a service before vesting. The number of PSUs represents the number of PSUs that will be issued based on actual performance relative to the preestablished targets.
(4)	Represents the market value of the RSUs and PSUs outstanding based on the closing price of our common stock as reported on the Nasdaq Global Select Market of $45.16 per share on December 31, 2022 (with the exception of the 2021 supplemental PSU grants as described in footnote 5). Since these awards have not yet vested, the ultimate value or gain our executives receive from these awards may be significantly different than this number depending on our future stock price performance.
(5)	Represents RSUs and PSUs issued pursuant to the 2021 and 2022 Supplemental Executive Stock Grants. With respect to the 2021 supplemental PSU grants, as these require the achievement of rigorous stock price appreciation hurdles to vest, the grants were valued using a Monte Carlo valuation model as of December 31, 2022. The PSUs granted to Mr. Armstrong on July 15, 2021, were determined to have a fair market value of $18.07 per unit, and the PSUs granted to Messrs. Uchida, Christianson and Knutzen on November 18, 2021 were determined to have a fair market value of $14.87 per unit as of December 31, 2022. If the probability factor determined under the Monte Carlo model was excluded and the target number of units was valued purely at the December 31, 2022 stock price, the target market value of the supplemental PSUs outstanding held by Messrs. Armstrong, Uchida, Christianson and Knutzen would be $14,677,000, $3,671,237, $2,447,497, and $1,468,479, respectively.

2022 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Mac Armstrong	—	—	28,842	1,633,707
Christopher Uchida	5,000	299,290	7,025	461,015
Jon Christianson	—	—	4,974	327,839
Jonathan Knutzen	—	—	3,182	210,270
Angela Grant	—	—	247	12,098
Michelle Johnson	—	—	474	32,244
Heath Fisher	100,311	4,324,330	767	37,568

(1)	The value realized on exercise is determined by multiplying (a) the number of options exercised by (b) the excess of the market price of our common stock on the exercise date over the exercise price of the option. Mr. Fisher retired from Palomar effective April 1, 2022. In accordance with our stock option award agreements, Mr. Fisher’s unvested stock options at the time of his retirement were immediately forfeited, and he had 90 days from his termination date to exercise his vested options. His 2022 value realized on exercise amount represents vested stock options that he exercised during this 90-day period after termination.
(2)	The value realized on vesting is determined by multiplying (a) the number of stock awards by (b) the market price of our common stock on the vesting date.

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Executive Compensation Tables

Potential Payments Upon Termination or Change of Control

Post-termination benefits for our Named Executive Officers are established pursuant to the terms of their individual employment agreements and equity awards. In the event of a change in control (“CIC”) as described in the 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2019 Plan or substitute substantially equivalent awards. All of our employment agreements contain double trigger CIC provisions, requiring that an executive’s employment is terminated in connection with the CIC in order to be eligible for termination payments.

The following table sets forth the amounts payable to each of our Named Executive Officers based on (a) the acceleration of unvested equity awards upon a double trigger in connection with a CIC of the Company, and (b) an assumed termination of employment outside of a CIC, in all instances assuming a December 31, 2022 termination date. For equity related amounts, the market price refers to the closing price of our common stock which was $45.16 per share as reported on the Nasdaq Global Select Market as of December 31, 2022. The amounts that would be paid upon a NEO’s actual termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Name	Cash Severance ($)(1)	Non-Equity Incentive Pay ($)(2)	Stock Options ($)(3)	PSUs ($)(3)	RSUs ($)(3)	Continuation of Medical Benefits ($)(4)	Total ($)

Mac Armstrong
Termination Reason:
Termination without Cause or for Good Reason	1,700,000	1,700,000	—	—	1,546,324	28,047	4,974,370
Qualifying Termination in Connection with a CIC	1,700,000	1,700,000	—	695,690	5,539,551	28,047	9,663,288
Death or Disability	1,700,000	1,700,000	—	—		28,047	3,428,047

Christopher Uchida
Termination Reason:
Termination without Cause or for Good Reason	425,000	—	—	—	—	8,116	433,116
Qualifying Termination in Connection with a CIC	425,000	—	—	138,054	1,315,737	8,116	1,886,907

Jon Christianson
Termination Reason:
Termination without Cause or for Good Reason	400,000	—	—	—	—	21,940	421,940
Qualifying Termination in Connection with a CIC	400,000	—	—	128,480	935,851	21,940	1,486,271

Jonathan Knutzen
Termination Reason:
Termination without Cause or for Good Reason	350,000	—	—	—	—	947	350,947
Qualifying Termination in Connection with a CIC	350,000	—	178,004	109,648	612,505	947	1,251,104

Angela Grant
Termination Reason:
Termination without Cause or for Good Reason	167,500	—	—	—	—	6,621	174,121
Qualifying Termination in Connection with a CIC	167,500	—	—	197,304	289,024	6,621	660,449

Michelle Johnson
Termination Reason:
Termination without Cause or for Good Reason	155,000	—	—	—	—	10,873	165,873
Qualifying Termination in Connection with a CIC	155,000	—	—	195,949	298,417	10,873	660,239

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Executive Compensation Tables

(1)	Amounts reported represent the value of benefits payable to each Named Executive Officer as follows: Messrs. Uchida. Christianson, and Knutzen: 12 months of their respective current base salaries. Ms. Grant and Mrs. Johnson: 6 months of their respective current base salaries. Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his current base salary.
(2)	Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his target bonus.
(3)	Amounts reported reflect the value attributable to the immediate acceleration of unvested equity awards upon a CIC event coupled with a qualifying termination. Amount is determined by multiplying (a) the number of unvested options that would automatically become fully vested, by (b) the excess of the market price of our common stock on the CIC date over the exercise price of the option plus (c) the number of unvested RSUs and PSUs that would automatically become fully vested multiplied by (d) the closing price of our common stock on the CIC date.
(4)	For Messrs. Uchida, Christianson, and Knutzen amounts reported represent the value of 12 months of continued health and welfare benefits payable to each Named Executive Officer per the terms of their respective employment agreements. For Ms. Grant and Mrs. Johnson, amounts reported represent the value of 6 months of continued health and welfare benefits payable to each Named Executive Officer per the terms of their respective employment agreements. For Mr. Armstrong, amount reported represents the value of 24 months of continued health and welfare benefits payable per the terms of his employment agreement.

Employment Agreements for Executive Officers

We have entered into employment agreements with Messrs. Armstrong, Uchida, Fisher, Christianson and Knutzen, and Ms. Grant and Mrs. Johnson, setting forth the terms of the officer’s employment with us. The material terms of employment with our Named Executive Officers are described below.

Mac Armstrong4

On July 15, 2021, we entered into a new employment agreement with Mac Armstrong, the Company’s Chief Executive Officer and Chair of the Board that extends his current employment term through December 31, 2025, with ability to renew for additional one (1) year terms thereafter. Pursuant to the terms of the agreement, Mr. Armstrong will continue to receive a base salary of $850,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of 100% of his base salary, with a maximum bonus of up to 250% of his base salary, upon achievement of performance objectives to be determined by the Board in its sole discretion. Mr. Armstrong is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other employees. In connection with entering into the employment agreement, Mr. Armstrong received a grant of 125,000 restricted stock units(1). The shares subject to these restricted stock units will vest as follows, subject to Mr. Armstrong’s continued service through each applicable vesting date: 25,000 of the shares will vest on each of the first, second and third anniversary of the date of grant and the remainder shall vest in equal quarterly installments thereafter over a two-year period. Mr. Armstrong also received a grant of 225,000 performance stock units (the “PSUs”). The shares subject to these PSUs will be earned upon the achievement of pre-defined stock price milestones. The PSUs that become Earned Units will vest upon continued service as an employee through December 31, 2025, and as an employee and/or director through the fifth anniversary of the grant date. In addition, the employment agreement provides that during the period Mr. Armstrong is employed by us (including calendar year 2021), Mr. Armstrong is eligible to receive annual long-term incentive compensation equity awards under the equity incentive plan with a target value on the applicable grant date of 150% of Mr. Armstrong’s base salary, as calculated based on the grant date fair value of such equity awards as used by us for financial reporting purposes.

The employment agreement also provides benefits in connection with a termination of Mr. Armstrong’s employment under specified circumstances. Under the terms of the employment agreement, if we terminate Mr. Armstrong’s employment other than for “cause” or Mr. Armstrong terminates his employment for “good reason,” Mr. Armstrong will be entitled to receive, subject to his timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his continued adherence to the non-solicitation provision of the employment agreement, (i) a lump sum severance payment equal to 200% of the sum of (x) his then-current base salary, as then in effect, plus (y) his target bonus for the fiscal year in which the termination occurs; (ii) reimbursements for Mr. Armstrong’s and his eligible dependents’ COBRA premiums for up to 24 months; and (iii) acceleration of his then unvested equity awards (other than performance stock units previously granted) that would have vested during the 12 month period following separation had Mr. Armstrong remained employed. In addition, the PSUs described above will vest with respect to any shares that would have been earned and vested during the 12-month period following termination had Mr. Armstrong remained employed. If we terminate Mr. Armstrong’s employment other than for cause,

(4)	The grants Mr. Armstrong received as part of his employment agreement are the 2021 Executive Retention Grants referenced in the previous section.

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Executive Compensation Tables

death, or disability, or Mr. Armstrong terminates his employment for good reason, in either case, within three months prior to or 18 months following a Change of Control (as defined in the employment agreement), Mr. Armstrong will be entitled to receive accelerated vesting as to 100% of Mr. Armstrong’s then-outstanding equity awards (other than the PSUs) and all or a portion of the unvested PSUs shall vest in accordance with the terms of the award agreements. The employment agreement also provides benefits in connection with a termination of Mr. Armstrong’s employment under specified circumstances.

Messrs. Uchida, Fisher, Christianson and Knutzen, Ms. Grant and Mrs. Johnson

On July 13, 2021, our Compensation Committee approved a new form of employment agreement (the “Form Agreement”), to be entered into by Messrs. Uchida, Fisher, Christianson and Knutzen and Ms. Grant and Mrs. Johnson. The Form Agreement provides, among other things, the executive’s annual base salary and target bonus amount, each subject to review and adjustment by the Compensation Committee. The Form Agreement also provides benefits in connection with a termination of the executive’s employment under specified circumstances. Under the terms of the Form Agreement, if we terminate the executive’s employment other than for “cause” or the executive terminates his or her employment for “good reason”(each as defined in the Form Agreement), the executive will be entitled to receive, subject to his or her timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his or her continued adherence to the non-solicitation provision of the Form Agreement, (i) severance payments in an amount equal to his or her then-current base salary for a period of 12 months (6 months in the case of Ms. Grant and Mrs. Johnson) payable in accordance with our regularly scheduled payroll; and (ii) reimbursements for the executive’s and his or her eligible dependents’ COBRA premiums for up to 12 months (6 months in the case of Ms. Grant and Mrs. Johnson (such payments under (i) and (ii), the “Severance Pay”). In addition, if we terminate the executive without cause or the executive resigns for good reason within 12 months following a change in control (as defined in the Form Agreement), the executive is entitled to receive the Severance Pay and, in the event the executive’s outstanding equity is assumed or continued following the change in control, the acceleration of his or her then unvested equity awards. The Form Agreement also includes a non-solicitation provision prohibiting the executive from soliciting for employment or as a consultant for 12 months following separation of employment any employee or consultant of the Company, including those engaged within the twelve months prior to executive’s termination.

Retirement Plan and Other Benefits

We maintain a retirement savings plan, or 401(k) Plan, for the benefit of our eligible team members, including our Named Executive Officers. Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code. In general, all team members are eligible to participate in the plan on the date they are hired. Each participant in the 401(k) Plan may contribute up to the statutory limit of his or her pre-tax compensation. We contribute the lesser of 3% of the team member’s compensation or the maximum amount allowed under statutory law. Under the plan, each team member is fully vested in his or her deferred salary contributions as well as the 3% company contributions. The 401(k) Plan employer contributions provided to our Named Executive Officers are reflected in the “Executive Compensation – 2022 Summary Compensation Table” section under the “All Other Compensation” column heading.

We also maintain an employee stock purchase plan (“ESPP”), where team members can purchase our stock at a discount via payroll withholdings. The ESPP is administered through team member participation in discrete offering periods. During each discrete offering period, team member funds are withheld, and the stock purchase occurs upon the conclusion of the offering period. All of our team members are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision and group term life insurance and long-term disability. Our Named Executive Officers are eligible to participate in these plans generally on the same basis as our other team members.

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Executive Compensation Tables

Changes to Stock Ownership Guidelines

As discussed above in the Compensation Discussion & Analysis section, during 2022, in response to shareholder feedback we received from our shareholder outreach campaign, we updated our Stock Ownership Guidelines to increase the required ownership multiple for our CEO. Additionally, we expanded the stock ownership guidelines to apply to all executive officers. Accordingly, our current Stock Ownership Guidelines for executive officers and Directors are as follows:

Position	Salary or Cash Retainer Multiple
Chief Executive Officer	5x
All other NEOs	2x
Directors	2x

Executives and directors subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, outstanding time-based stock options that are “in-the-money,” unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met. Underwater stock options are also not counted toward the ownership requirement. The Compensation Committee intends to review the stock ownership progress of executives subject to these Stock Ownership Guidelines on an annual basis.

CEO Pay Ratio Disclosure

Summary

SEC rules and the Dodd Frank Act require disclosure of the ratio of our CEO’s annual total compensation to the annual total compensation of our median team member.

We calculated this ratio in a manner consistent with Item 402(u) of Regulation S-K. For 2022, the annual compensation of our median team member was $133,295 and was calculated by totaling all applicable elements of compensation. Our CEO’s 2022 Compensation was $3,000,327, which represents the total compensation reported for Mr. Armstrong in the “2022 Summary Compensation Table.” Based on these calculations, the ratio of the annual total compensation of Mr. Armstrong to the annual compensation of our median team member was 23 to 1.

For purposes of the 2022 pay ratio calculation as described above, we determined the median team member by evaluating all team member base pay levels as of December 31, 2022. We then calculated median team member total compensation by using the same methodology utilized to determine CEO pay for the Summary Compensation Table in accordance with SEC rules, which includes earned bonus payout, grant date value of LTI and company 401(k) contributions.

The assumptions used in the calculation of our estimated pay ratio are specific to our company and our team member population; therefore, our pay ratio may not be comparable to the pay ratios of other companies.

Pay vs. Performance Comparison

As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program rooted in a pay-for-performance philosophy that is designed to link a substantial portion of our NEOs’ realizable compensation to the achievement of Palomar’s financial, operational, and strategic objectives, and further to align management’s interest with those of shareholders. The following represents our pay-for-performance table for the 2020-2022 period, calculated in accordance with SEC regulations.

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Executive Compensation Tables

					Value of $100 Investment
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	PLMR Total Shareholder Return ($)(4)	Comparator Group Total Shareholder Return ($)(4)	Net Income (in $000s) ($)	Company Selected Metric: Adjusted Return on Equity(5)
2022	3,000,327	(1,497,733)	774,572	519,793	71.90	66.11	51,170	18.3%
2021	19,246,249	16,982,053	3,486,487	2,279,277	73.34	115.70	45,847	13.8%
2020	1,063,612	5,720,732	686,310	1,683,012	183.44	100.42	6,257	3.0%

(1)	Represents the dollar amounts of total compensation reported for our CEO, Mr. Armstrong, and the average dollar amounts of total compensation reported for our non-CEO NEOs in the Summary Compensation Table for the fiscal years 2022, 2021 and 2020, respectively. For 2022, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen, Angela Grant, Michelle Johnson and Heath Fisher. For 2021, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen and Heath Fisher. For 2020, our non-CEO NEOs were Chris Uchida, Jon Christianson, Heath Fisher, and Bill Bold.
(2)	Represents the dollar amounts of “compensation actually paid” computed in accordance with SEC requirements. The amounts do not reflect actual compensation paid to our CEO or other NEOs during the applicable year, but instead also include (i) the year-end value of stock awards granted during the reported year and (ii) change in value of stock awards that were unvested at the end of the prior year (measured through the earlier of the vest date or through the end of the reported fiscal year).
(3)	Represents the dollar amounts of total compensation reported for our other NEOs in the Summary Compensation Table. The non-CEO NEOs for the fiscal years 2022, 2021 and 2020, respectively, represent the actual NEOs reported in the proxy for the applicable reporting year, inclusive of any year-over-year changes in the NEO population.
(4)	Represents the cumulative total shareholder return of Palomar and the NASDAQ Insurance Index (the “Index”), assuming $100 was invested in PLMR and the Index on January 1, 2020.
(5)	Adjusted ROE is a key metric that shareholders use to evaluate our performance and capital efficiency. Adjusted ROE is a Non-GAAP Financial Measure; see Reconciliation of Non-GAAP Financial Measures in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2022.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following represents the deductions and additions to our CEO’s total compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards for CEO ($)(1)	Equity Award Adjustments for CEO ($)(2)	Compensation Actually Paid to CEO ($)
2022	3,000,327	(1,337,771)	(3,160,289)	(1,497,733)
2021	19,246,249	(17,596,208)	15,332,012	16,982,053
2020	1,063,612	(450,654)	5,107,774	5,720,732

(1)	Reflects grant date value of stock and option awards for our CEO, as reported in the SCT for each applicable year.
(2)	Represents the year-over-year change in the fair value of stock and option awards to our CEO, as itemized below.

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Fair Value of Equity Awards for CEO:	2022 ($)	2021 ($)	2020 ($)
As of year-end for awards granted during the year	1,493,399	15,448,189	386,901
Y-o-Y increase/(decrease) of unvested awards from prior years	(4,442,989)	(63,849)	1,521,374
Increase/(decrease) from prior fiscal year-end of awards vested during the year	(210,699)	(52,335)	3,199,498
Total Equity Award Adjustments	(3,160,289)	15,332,012	5,107,774

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following represents the deductions and additions to our non-CEO NEO’s total compensation as reported in the Summary Compensation Table:

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non-CEO NEOs ($)(1)	Average Equity Award Adjustments for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2022	774,572	(142,938)	(111,842)	519,793
2021	3,486,487	(2,847,541)	1,640,330	2,279,277
2020	686,310	(397,849)	1,394,551	1,683,012

(1)	Reflects grant date value of stock and option awards for our non-CEO NEOs, as reported in the SCT for each applicable year.
(2)	Represents the year-over-year change in the fair value of stock and option awards to our non-CEO NEOs, as itemized below.

Fair Value of Equity Awards for Non-CEO NEOs:	2022 ($)	2021 ($)	2020 ($)
As of year-end for awards granted during the year	319,133	1,871,865	470,453
Y-o-Y increase/(decrease) of unvested awards from prior years	(424,595)	(185,648)	297,807
Increase/(decrease) from prior fiscal year-end of awards vested during the year	(6,379)	(45,886)	626,291
Total Equity Award Adjustments	(111,842)	1,640,330	1,394,551

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Executive Compensation Tables

Pay-for-Performance Alignment

The following table identifies the four most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2022 to company performance, calculated in accordance with SEC regulations. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Metrics(1)
Adjusted Net Income
Pre-Cat Adjusted Net Income
Gross Written Premiums
Adjusted ROE

The following charts reflect our CAP to our NEOs over the three-year period ended December 31, 2022, as compared to trends in Palomar’s TSR, net income and adjusted ROE over this period. The TSR chart additionally illustrates Palomar’s TSR relative to the NASDAQ Insurance Index over this period.

(1)	Adjusted Net Income (ANI), Pre-Catastrophe ANI and Adjusted ROE are non-GAAP financial measure; see Reconciliation of Non-GAAP Financial Measures in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2022.

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Executive Compensation Tables

CAP vs. Net Income

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Executive Compensation Tables

Equity

The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	1,537,946(3)	33.85	3,502,437(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,537,946	33.85	3,502,437

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2019 Equity Incentive Plan (“2019 Plan”) and 2019 Employee Stock Purchase Plan (“ESPP”).
(3)	This number includes 882,892 stock options outstanding, 271,951 RSUs outstanding and 383,103 PSUs outstanding granted under our 2019 Plan.
(4)	This number includes 2,594,587 shares available for issuance under our 2019 Plan and 907,850 shares available for sale under our ESPP. The 2019 Plan provides for an automatic increase on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by our Board. The ESPP provides for annual increases in the number of shares available for sale under the ESPP on January 1, 2020 and each subsequent anniversary through 2029, equal to the least of: 240,000 shares; or (ii) such other amount as may be determined by our Board.

Palomar 2023 Proxy Statement	PLMR.com 78

Security Ownership of Certain Beneficial Owners
And Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 3, 2023 for:

•	each of our directors and our nominees for director;
•	each of our Named Executive Officers;
•	all of our current directors, director nominees, current executive officers, and Named Executive Officers as a group; and
•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 24,934,176 shares of our common stock outstanding as of April 3, 2023. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 3, 2023 and RSUs scheduled to vest within 60 days of April 3, 2023 to be outstanding and to be beneficially owned by the person holding such equity awards for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Name	Total Shares Beneficially Owned	Beneficial Ownership
5% Stockholders:
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	3,868,622	15.3%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,276,208	9.0%
Amundi and Amundi Asset Management(3) 90-93 boulevard Pasteur 75015 Paris, France	914	0.00%

Palomar 2023 Proxy Statement	PLMR.com 79

Security Ownership of Certain Beneficial Owners
And Management

Directors, Director Nominees and Named Executive Officers	Shares Held Directly	Shares Held Indirectly	Stock Options Exercisable Within 60 days	RSUs Scheduled to Vest Within 60 days	Total Shares Beneficially Owned	Beneficial Ownership
Daryl Bradley	1,467	—	1,223	963	3,653	*
Robert Dowdell	3,434	46,385(4)	—	963	50,782	*
Catriona Fallon	2,232	—	4,262	963	7,457	*
Daina Middleton	1,955	—	—	963	2,918	*
Martha Notaras	3,229	—	1,722	963	5,914	*
Richard H. Taketa	39,185	—	—	963	40,148	*
Mac Armstrong	17,761	569,388(5)	229,466	—	816,615	3.2%
Christopher Uchida	24,173	—	19,771	—	43,944	*
Jon Christianson	85,380	—	54,064	—	139,444	*
Jon Knutzen	10,487	—	75,195	—	85,682	*
Angela Grant	265	—	7,497	—	7,762	*
Michelle Johnson	815	—	16,716	—	17,531	*
All executive officers, directors, and director nominees as a group (12 persons)	190,383	615,773	409,916	5,778	1,221,850	4.8%

* less than 1%

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 23, 2023. Blackrock, Inc. reported beneficial ownership on behalf of iShares Core S&P Small-Cap ETF of 3,868,622 shares with sole voting power of 3,839,903 shares and sole dispositive power of 3,868,622 shares.
(2)	Based solely on the most recently available Schedule 13G filed with the SEC on February 9, 2023. The Vanguard Group reported beneficial ownership of 2,276,208 shares with shared voting power of 41,357 shares, sole dispositive power of 2,211,287 shares and shared dispositive power of 64,921 shares.
(3)	Based solely on the most recently available Schedule 13G filed with the SEC on February 10, 2023. Amundi is a majority-owned affiliate of Credit Agricole S.A., a French bank. Amundi Asset Management is a wholly owned subsidiary of Amundi. Amundi and Amundi Asset Management reported beneficial ownership of 914 shares with shared voting power of 914 shares and shared dispositive power of 914 shares.
(4)	Amount represents shares of common stock held by RGD Partners LP. Mr. Dowdell has no pecuniary interest in the shares held by RGD Partners LP.
(5)	Amount represents shares of common stock held by the Armstrong Family Trust. Mr. Armstrong is co-Trustee of the Armstrong Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.

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Related Person Transactions

The following is a description of transactions since the beginning of our last fiscal year to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Mac Armstrong’s brother, Jake Armstrong, serves as SVP, Operations. For fiscal year 2022, Jake Armstrong earned/ received: i) base salary of $240,000, ii) an annual cash incentive bonus of $73,000, iii) long-term equity incentives in the form of stock options, RSUs, and PSUs with a combined grant date fair value of $151,000 and iv) $9,100 in 401(k) plan employer contributions.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All the transactions described in this section occurred prior to the adoption of this policy.

Other Matters

Available Information

Our financial statements for our fiscal year ended December 31, 2022 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investors section of our website at https://ir.plmr.com/ financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Palomar Holdings, Inc., Attention: Investor Relations, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Company Website

We maintain a website at www.plmr.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Palomar 2023 Proxy Statement	PLMR.com 81

Proposals of Stockholders for 2024 Annual Meeting

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received at Palomar’s principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on December 16, 2023. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2024 Annual Meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Palomar at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than January 26, 2024, and no later than the close of business (5:00 p.m. Pacific Time) on February 25, 2024, unless our 2024 Annual Meeting date occurs more than 30 days before or 70 days after May 25, 2024. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Palomar will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2024 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024.

Notices of intention to present proposals at the 2024 Annual Meeting of stockholders must be addressed to: Palomar, Inc., Attention: Secretary, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the person named on the form of proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the Notice, or if you requested a printed copy of the proxy materials, execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

La Jolla, California
April 13, 2023

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Palomar®

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 11:59 PM Pacific Time May 24, 2023.**

**Online**
Go to **www.investorvote.com/PLMR** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PLMR**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## 2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3.

01 - Daryl Bradley 02 - Robert E. Dowdell

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

_______________________________________________

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers; | ☐ | ☐ | ☐ |
| 3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2023. | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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FPO card 1

# 2023 Annual Meeting Admission Ticket

**2023 Annual Meeting of Palomar Holdings, Inc. Stockholders**

**Thursday, May 25, 2023, 9:00 a.m. PT**
**Corporate Headquarters**
**7979 Ivanhoe Avenue, Suite 500, La Jolla, CA**

**Upon arrival, please present this admission ticket and photo identification at the registration desk.**

**Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.**
**The Notice, proxy statement, and 2022 annual report is available at: www.investorvote.com/PLMR**

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PLMR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Palomar Holdings, Inc.

## Notice of 2023 Annual Meeting of Stockholders

### Proxy Solicited by Board of Directors for Annual Meeting — May 25, 2023

Mac Armstrong is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2023 Annual Meeting of Stockholders of Palomar Holdings, Inc. to be held on May 25, 2023 or at any postponement or adjournment thereof.

**For the proposals on the reverse side, the Board of Directors recommends that you vote "For" the proposals identified in items 1, 2 and 3. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted: "For" the election of the Class I directors listed in Item 1 and "For" the proposals listed in items 2 and 3 and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the meeting.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side)

**C Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

FPO card 2